Exhibit 99.1

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

NEWS CORPORATION

INDEX TO FINANCIAL STATEMENTS

Page
1.	News Corporation
	Report of Independent Registered Public Accounting Firm	*
	Consolidated Statements of Operations for the fiscal years ended June 30, 2004, 2003 and 2002	*
	Consolidated Balance Sheets as of June 30, 2004 and 2003	*
	Consolidated Statements of Cash Flows for the fiscal years ended June 30, 2004, 2003 and 2002	*
	Consolidated Statements of Shareholders’ Equity and Other Comprehensive Income (Loss) for the fiscal years ended June 30, 2004, 2003 and 2002	*
	Notes to the Consolidated Financial Statements	*

2.	Fox Entertainment Group, Inc.
	Report of Independent Registered Public Accounting Firm	*
	Consolidated Balance Sheets at June 30, 2004 and 2003	*
	Consolidated Statements of Operations for the years ended June 30, 2004, 2003 and 2002	*
	Consolidated Statements of Cash Flows for the years ended June 30, 2004, 2003 and 2002	*
	Consolidated Statements of Shareholders’ Equity and Other Comprehensive Income for the years ended June 30, 2004, 2003 and 2002	*
	Notes to Consolidated Financial Statements	*

3.	Gemstar-TV Guide International, Inc.
	Report of Independent Registered Public Accounting Firm	2
	Consolidated Balance Sheets at December 31, 2004 and 2003	3
	Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002	4
	Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2004, 2003 and 2002	5
	Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002	6
	Notes to the Consolidated Financial Statements	7

* previously filed

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Gemstar-TV Guide International, Inc.

We have audited the accompanying consolidated balance sheets of Gemstar-TV Guide International, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gemstar-TV Guide International, Inc. at December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Gemstar-TV Guide International, Inc.’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 17, 2005 expressed an unqualified opinion thereon.

Ernst & Young LLP

Los Angeles, California

February 17, 2005

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$558,529	$257,360
Restricted cash	38,880	37,546
Marketable securities	11,191	4,897
Receivables, net	123,981	113,561
Deferred tax assets, net	3,863	21,175
Current income taxes receivable	21,333	—
Other current assets	30,950	26,884

Total current assets	788,727	461,423
Property and equipment, net	45,483	51,115
Indefinite-lived intangible assets	66,272	125,673
Finite-lived intangible assets, net	123,349	180,860
Goodwill	259,524	380,070
Income taxes receivable	40,998	83,327
Other assets	38,020	47,729

	$1,362,373	$1,330,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,284	$46,385
Accrued liabilities	171,853	229,721
Current portion of long-term debt and capital lease obligations	515	1,924
Current portion of deferred revenue	161,687	182,175

Total current liabilities	396,339	460,205
Deferred tax liabilities, net	28,274	47,828
Long-term debt and capital lease obligations, less current portion	13,274	138,736
Deferred revenue, less current portion	485,941	137,047
Other liabilities	127,753	170,408
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 150,000 shares, none issued	—	—
Common stock, par value $.01 per share; authorized 2,350,000 shares; 433,754 shares issued and 424,063 shares outstanding at December 31, 2004; 427,864 shares issued and 417,845 shares outstanding at December 31, 2003	4,337	4,279
Additional paid-in capital	8,478,540	8,452,702
Accumulated deficit	(8,077,700)	(7,983,239)
Accumulated other comprehensive income, net of tax	659	743
Unearned compensation	—	(246)
Treasury stock, at cost; 9,691 shares at December 31, 2004 and 10,019 shares at December 31, 2003	(95,044)	(98,266)

Total stockholders’ equity	310,792	375,973

	$1,362,373	$1,330,197

See accompanying Notes to Consolidated Financial Statements.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year ended December 31,
	2004	2003	2002
Revenues:
Publishing	$383,811	$423,567	$474,098
Cable and satellite	230,948	161,776	154,191
Consumer electronics licensing	117,541	109,767	116,146

	732,300	695,110	744,435
Operating expenses:
Publishing	380,216	415,619	430,991
Lease settlement	(10,088)	—	16,225
Cable and satellite	133,040	121,657	101,846
Consumer electronics licensing	74,941	69,911	85,408
Corporate	78,870	169,257	104,026

Operating expenses, exclusive of expenses shown below	656,979	776,444	738,496
Stock compensation	437	33,551	23,965
Depreciation and amortization	40,548	133,577	315,695
Impairment of intangible assets	131,637	391,003	2,419,933

	829,601	1,334,575	3,498,089

Operating loss	(97,301)	(639,465)	(2,753,654)
Interest income (expense), net	5,705	(4,240)	(3,224)
Other income (expense), net	14,722	3,842	(101,966)

Loss from continuing operations before income taxes and cumulative effect of accounting change	(76,874)	(639,863)	(2,858,844)
Income tax benefit	(7,925)	(62,884)	(611,204)

Loss from continuing operations before cumulative effect of accounting change	(68,949)	(576,979)	(2,247,640)

Discontinued operations:
Income from discontinued operations	15,612	5,883	34,603
Loss on disposal of discontinued operations	(28,882)	—	—
Income tax expense	12,242	6,302	22,101

(Loss) income from discontinued operations	(25,512)	(419)	12,502

Loss before cumulative effect of accounting change	(94,461)	(577,398)	(2,235,138)
Cumulative effect of accounting change, net of tax	—	—	(4,188,037)

Net loss	$(94,461)	$(577,398)	$(6,423,175)

Basic and diluted per share:
Loss from continuing operations before cumulative effect of accounting change	$(0.16)	$(1.41)	$(5.47)
(Loss) income from discontinued operations	(0.06)	—	0.03

Loss before cumulative effect of accounting change	(0.22)	(1.41)	(5.44)
Cumulative effect of accounting change, net of tax	—	—	(10.20)

Net loss	$(0.22)	$(1.41)	$(15.64)

Weighted average shares outstanding—basic and diluted	422,723	410,265	410,610

See accompanying Notes to Consolidated Financial Statements.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock		Additional paid-in capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Unearned Compensation	Treasury stock		Total stockholders’ equity
	Shares	Amount					Shares	Amount
Balances at December 31, 2001	417,867	$4,179	$8,387,761	$(982,666)	$25,011	$(25,188)	(3,119)	$(34,843)	$7,374,254
Comprehensive loss:
Net loss	—	—	—	(6,423,175)	—	—	—	—	(6,423,175)
Unrealized losses on marketable securities	—	—	—	—	(20,901)	—	—	—	(20,901)
Foreign currency translation adjustments	—	—	—	—	94	—	—	—	94

Total comprehensive loss									(6,443,982)
Exercise of stock options	308	3	1,267	—	—	—	—	—	1,270
Tax benefit associated with stock options	—	—	1,651	—	—	—	—	—	1,651
Unearned compensation	—	—	32,118	—	—	(31,383)	—	—	735
Amortization of unearned compensation	—	—	—	—	—	23,965	—	—	23,965
Purchase of treasury stock	—	—	—	—	—	—	(6,900)	(63,423)	(63,423)

Balances at December 31, 2002	418,175	4,182	8,422,797	(7,405,841)	4,204	(32,606)	(10,019)	(98,266)	894,470
Comprehensive loss:
Net loss	—	—	—	(577,398)	—	—	—	—	(577,398)
Unrealized losses on marketable securities	—	—	—	—	(4,713)	—	—	—	(4,713)
Foreign currency translation adjustments	—	—	—	—	1,252	—	—	—	1,252

Total comprehensive loss									(580,859)
Exercise of stock options	9,689	97	28,714	—	—	—	—	—	28,811
Unearned compensation	—	—	(32,876)	—	—	32,876	—	—	—
Stock compensation expense	—	—	34,067	—	—	(516)	—	—	33,551

Balances at December 31, 2003	427,864	4,279	8,452,702	(7,983,239)	743	(246)	(10,019)	(98,266)	375,973
Comprehensive loss:
Net loss	—	—	—	(94,461)		—	—	—	(94,461)
Unrealized losses on marketable securities	—	—	—	—	(51)	—	—	—	(51)
Foreign currency translation adjustments	—	—	—	—	(33)	—	—	—	(33)

Total comprehensive loss									(94,545)
Issuance of treasury stock	—	—	(1,553)	—	—	—	328	3,222	1,669
Exercise of stock options	5,873	58	27,285	—	—	—	—	—	27,343
Issuance of restricted stock	17	—	96	—	—	—	—	—	96
Unearned compensation	—	—	10	—	—	(10)	—	—	—
Stock compensation expense	—	—	—	—	—	256	—	—	256

Balances at December 31, 2004	433,754	$4,337	$8,478,540	$(8,077,700)	$659	$—	(9,691)	$(95,044)	$310,792

See accompanying Notes to Consolidated Financial Statements.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2004	2003	2002
Cash flows from operating activities:
Net loss	$(94,461)	(577,398)	$(6,423,175)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cumulative effect of accounting change, net of tax	—	—	4,188,037
Depreciation and amortization	40,548	172,940	356,354
Deferred income taxes	(2,242)	(58,038)	(646,148)
Loss on disposal of discontinued operations	28,882	—	—
Stock compensation expense	437	33,551	23,965
Impairment of intangible assets	131,637	416,481	2,446,836
Gain on sale of equity investments	(14,482)	—	—
Investment write-downs	—	—	50,696
Transfer to restricted cash	(925)	—	(37,068)
(Gain) loss on lease settlement	(10,088)	—	16,225
Other	1,346	(1,788)	4,590
Changes in operating assets and liabilities:
Receivables	(16,097)	43,639	137,546
Income tax receivables	20,997	6,479	(89,775)
Other assets	3,842	15,248	(10,145)
Accounts payable, accrued liabilities and other liabilities	(61,944)	17,762	148,920
Deferred revenue	359,667	(63,779)	(63,781)

Net cash provided by operating activities	387,117	5,097	103,077

Cash flows from investing activities:
Purchases of minority interests and investments	(16,943)	—	(2,077)
Proceeds from dispositions of businesses	48,000	—	—
Proceeds from sale of equity investments	14,538	—	—
Purchases of marketable securities	(10,700)	(4,635)	(45,840)
Sales and maturities of marketable securities	4,775	12,811	114,414
Proceeds from sale of assets	2,640	848	16
Additions to property and equipment	(13,377)	(16,159)	(9,722)

Net cash provided by (used in) investing activities	28,933	(7,135)	56,791

Cash flows from financing activities:
Repayments of long-term debt	(138,736)	(113,000)	(75,000)
Repayments of capital lease obligations	(1,962)	(2,369)	(2,021)
Purchase of treasury stock	—	—	(63,423)
Proceeds from exercise of stock options	27,343	28,811	1,270
Distributions to minority interests	(1,060)	(5,097)	(18,555)

Net cash used in financing activities	(114,415)	(91,655)	(157,729)

Effect of exchange rate changes on cash and cash equivalents	(466)	791	(1,127)

Net increase (decrease) in cash and cash equivalents	301,169	(92,902)	1,012
Cash and cash equivalents at beginning of period	257,360	350,262	349,250

Cash and cash equivalents at end of period	$558,529	$257,360	$350,262

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,421	$12,235	$64,479
Cash paid for interest	1,888	5,641	15,850

See accompanying Notes to Consolidated Financial Statements.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Description of Business and Summary of Significant Accounting Policies

Description of Business

Gemstar-TV Guide International, Inc., a Delaware Corporation (“Gemstar” or the “Company”), is a media, entertainment and technology company that develops, licenses, markets and distributes technologies, products and services targeted at the television guidance and home entertainment needs of consumers worldwide.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned or majority owned subsidiaries and entities in which it has a controlling financial interest and exercises control over operations (collectively, “Subsidiaries”). All material intercompany balances and transactions have been eliminated in consolidation. The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to December 31 for its TV Guide magazine and related businesses. Fiscal years 2004, 2003 and 2002 comprised 52-week periods.

Investments

The Company accounts for its 49% share of the operations of the Guideworks, LLC joint venture with Comcast Corporation as an operating expense in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 68, Research and Development Arrangements (See Note 2). Other investments of 50% or less in entities as to which the Company has the ability to exercise significant influence over operations, including investments in other corporate joint ventures, are accounted for using the equity method. All other investments are accounted for under the cost method.

The Company discontinues recognizing its share of net losses of the investee when the investment balance is reduced to zero and no additional funding is required. If the investee subsequently reports net income, the Company will resume recognizing its share of net income only after its share of that net income equals the share of net losses not recognized.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates relate to revenue recognition, allowances for doubtful accounts, establishing the fair value of tangible and intangible assets and liabilities and the allocation thereof in purchase accounting for purchase business combinations, determining whether other than temporary declines in the fair value of our investments exist, impairment of goodwill and other indefinite-lived identifiable intangibles and long-lived assets, accruals for litigation and other contingencies, depreciation and amortization, and income taxes. Actual results could differ materially from those estimates.

Reclassifications

In fiscal 2004, the Company adopted a plan to dispose of its Superstar/Netlink Group LLC (“SNG”), UVTV distribution services and SpaceCom Systems businesses (collectively the “SNG Businesses”) and subsequently sold substantially all of the operating assets of these businesses (see Note 2). Accordingly, the SNG Businesses, previously reported as part of the Cable and Satellite business Segment, are shown as discontinued operations in the accompanying consolidated statements of operations. Therefore, unless otherwise indicated, amounts provided in these notes pertain to continuing operations.

Certain financial statement items for prior periods, including the results of discontinued operations, have been reclassified to conform to the 2004 presentation.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities of three months or less.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(1)	Description of Business and Summary of Significant Accounting Policies (continued)

Restricted Cash

Restricted cash represents funds placed in a segregated account on behalf of the Company’s former Chief Executive Officer and Chief Financial Officer under the terms of agreements executed in November 2002 (See Note 14) and $0.9 million held as collateral for surety bonds issued on behalf of one of the Company’s subsidiaries.

Marketable Securities

Marketable securities include corporate debt securities and U.S Government Agency debt securities. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Marketable securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. The Company’s marketable securities are reviewed each reporting period for declines in value that are considered to be other-than temporary and, if appropriate, written down to their estimated fair value. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income (expense), net in the consolidated statement of operations. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in other interest income (expense), net in the consolidated statement of operations.

Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash, cash equivalents, marketable securities and trade receivables. The Company currently invests the majority of its cash in money market funds and maintains them with several financial institutions with high credit ratings. The Company also invests in debt instruments of the U.S. government and its agencies and corporate issuers with high credit ratings. As part of its cash management process, the Company performs periodic evaluations of the relative credit ratings of these financial institutions. The Company has not experienced any credit losses on its cash, cash equivalents or marketable securities.

The Company evaluates its outstanding accounts receivable each period for collectibility. This evaluation involves assessing the aging of the amounts due to the Company and reviewing the credit-worthiness of each customer. Based on this evaluation, the Company records an allowance for accounts receivable that are estimated to not be collectible.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Assets acquired under capital lease arrangements are recorded at the present value of the minimum lease payments and are amortized over the shorter of the lease term or useful life of the leased asset. Estimated useful lives are as follows:

Machinery and equipment	3 to 15 years
Transponders under capital leases	15 years
Buildings and improvements	1 to 39 years

Goodwill and Other Intangible Assets

Under SFAS No. 142, Goodwill and Other Intangible Assets (“Statement 142”), goodwill and other indefinite-lived intangible assets are no longer amortized but instead are reviewed for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that an asset might be impaired. Under Statement 142, indefinite-lived intangible assets are tested for impairment by comparing their fair values to their carrying values. Testing for impairment of goodwill is a two-step process. The first step requires the Company to compare the fair value of its reporting units to the carrying value of the net assets of the respective reporting units, including goodwill. If the fair value of the reporting unit is less than the carrying value, goodwill of the reporting unit is potentially impaired and the Company then completes Step 2 to measure the impairment loss, if any. The second step requires the calculation of the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets of the reporting unit from the fair value of the reporting unit. If the implied fair value of goodwill is less then the carrying amount of goodwill, an impairment loss is recognized

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(1)	Description of Business and Summary of Significant Accounting Policies (continued)

Goodwill and Other Intangible Assets (continued)

equal to the difference. The Company utilizes the assistance of a third party valuation expert in assessing the fair values of the reporting units and individual indefinite-lived intangible assets. (See Note 4.)

Intangible assets that are deemed to have finite useful lives are recorded at cost and amortized using the straight-line method over the estimated useful lives of the assets ranging from 1 to 15 years.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of, Excluding Goodwill and Indefinite-Lived Intangible Assets

Under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement 144”), which excludes goodwill and other indefinite-lived intangible assets from its scope, the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that long-lived assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If required, the impairment recognized is the difference between the fair value of the asset and its carrying amount.

Accounting for Stock Options

The Company accounts for its stock option plan under the provisions of SFAS No. 123 (“Statement 123”), “Accounting for Stock-Based Compensation” by electing to continue to apply the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and providing pro forma disclosures regarding net income (loss) and earnings (loss) per share as if the fair value method defined in Statement 123 had been applied.

Had the Company determined compensation cost based on the fair value at the grant date for its stock options under Statement 123, the Company’s net loss would have been changed to the pro forma amounts indicated below (in thousands, except per share data):

	Year ended December 31,
	2004	2003	2002
Net loss:
As reported	$(94,461)	$(577,398)	$(6,423,175)
Add: Stock-based compensation cost included in reported net loss, net of related tax effects	437	20,298	14,499
Less: Stock-based compensation cost, net of related tax effects	(17,587)	(12,663)	(22,073)

Pro forma	$(111,611)	$(569,763)	$(6,430,749)

Basic and diluted loss per share:
As reported	$(0.22)	$(1.41)	$(15.64)
Pro forma	(0.26)	(1.39)	(15.66)

Because additional option grants are expected to be made each year, the above pro forma disclosures are not likely to be representative of pro forma effects on reported results for future years.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(1)	Description of Business and Summary of Significant Accounting Policies (continued)

Accounting for Stock Options (continued)

The per share weighted-average fair value of stock options granted during the years ended December 31, 2004, 2003 and 2002, was $4.66, $2.89 and $9.03, respectively. The fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended December 31,
	2004	2003	2002
Risk-free interest rate	4.1%	3.8%	4.6%
Expected volatility	78.0%	83.0%	82.0%
Expected life (years)	10.0	10.0	10.0
Expected dividend yield	—%	—%	—%

Foreign Currency Translation

The financial statements of foreign subsidiaries with functional currencies other than the U.S. dollar are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities and the average exchange rate for the period for income and expense items. Gains and losses resulting from translation are accumulated as a separate component of accumulated other comprehensive income within stockholders’ equity until the investment in the foreign entity is sold or liquidated. The Company’s transactions predominantly occur in U.S. dollars.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturities. Available-for-sale marketable securities are reported at their fair value based on quoted market prices. The carrying amount of the Company’s outstanding long-term debt approximates its fair value due to the debt’s variable rates of interest.

Revenue Recognition

General

The Company follows the guidance of Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB 104”) since its effective date of December 2003 and Emerging Issues Task Force (“EITF”) 00-21, Revenue Arrangements with Multiple Deliverables since its effective date of June 2003, for revenue recognition and analogizes to the guidance in Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”). Previously the Company followed SOP 97-2 and Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101”). Under this guidance, four conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) delivery has occurred or service has been rendered, (iii) the price is fixed or determinable and (iv) collection is reasonably assured.

EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products), clarifies the income statement classification of costs incurred by a vendor for certain cooperative advertising and product placement fees. As a result of the EITF consensus, certain of the Company’s cooperative advertising and product placement costs have been reflected as a reduction of revenues earned from that activity.

License Fees

The Company licenses its proprietary technologies to consumer electronics manufacturers and to service providers (including cable multiple system operators (“MSOs”) and other owners and operators of cable television systems, telephone networks, Internet service providers, Internet Web sites, digital broadcast satellite (“DBS”) providers, wireless systems and other multi-channel video programming distributors). It is the Company’s normal practice to enter into written agreements with its customers. The Company generally recognizes such license fees based on a per unit shipped model (with consumer electronics “CE” manufacturers) or a per subscriber model (with service providers). The Company’s recognition of revenues from per unit license fees is based on units reported shipped in the period by the manufacturers. Revenues from per subscriber fees are recognized in the period services are provided by a licensee, as reported to us by the licensee. In certain instances, manufacturers prepay license fees for a guaranteed minimum number of unit shipments over a specified period. Revenues are recognized when

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

1)	Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

the manufacturers report the number of units shipped. If any portion of the prepayment remains at the end of the period, it is recognized as revenue in the final month of the period. Fees for shipments in excess of the minimum are recognized in the period the manufacturers report the units shipped. See Multiple-Element Arrangements below.

Revenues from annual and other license fees are recognized based on the specific terms of the license agreements. For instance, the Company has arrangements under which substantial flat fees are paid upfront in addition to ongoing per-unit license fees. In such cases, the prepaid fees are deferred and recognized as revenue on a straight-line basis over the term of the agreement. In certain cases, the Company will license its technology for an unlimited number of units over a specified period of time and for which it has continuing obligations. The Company records the fees associated with these arrangements on a straight-line basis over the specified term. In addition, the Company has licensing arrangements with MSOs under which it shares a portion of the interactive platform advertising revenue that the Company generates through the MSO. In some cases, the Company guarantees that a substantial portion of the MSO’s license fees will be reimbursed through its ad-sharing obligation to the MSOs. To the extent the ad-sharing fees are not sufficient to meet these guarantees, the Company is obligated to purchase advertising on the MSO’s platform. Because the license fee is neither fixed nor determinable until resolution of the sharing or advertising buyback, which is typically settled quarterly, the advertising buyback guarantees and advertising sharing are netted against the license fees so that only a net license fee amount is recognized.

From time to time, the license agreement between the Company and a licensee may expire. While a new license agreement is being negotiated, the licensee may continue to ship the same units or the same services may continue to be deployed which utilize the Company’s patented or proprietary technologies and the licensee continues to report units shipped or subscriber information on a periodic basis. License and subscriber fees may continue to be received at the old contract rates and on a timely basis. In such cases, the Company continues to recognize license and subscriber fee revenue. However, revenue is not recognized when collection is not reasonably assured and in no case when payment is not received for greater than 90 days.

Programming Services

The Company operates a cable network, TV Guide Channel, from which it earns monthly per subscriber fees from MSOs and DBS providers. The Company recognizes revenue in the month the services are provided. Payments received in advance for subscription services are deferred until the month earned, at which time revenue is recognized. The Company’s liability is limited to the unearned prepayments in the event that the Company is unable to provide service.

Magazine Sales

Subscription revenue is recognized as magazines are delivered to subscribers on a straight-line basis over the term of the contract. Marketing fees paid to acquire bulk circulation are netted against subscription revenue. Newsstand revenues are recognized based on the on-sale dates of magazines. Allowances for estimated returns are recorded based upon historical experience. The Company’s liability for prepaid magazine subscriptions is limited to the unearned prepayments in the event customers cancel their subscriptions.

Advertising

The Company generates advertising revenue on four main platforms; TV Guide magazine, TV Guide Channel, its interactive program guides (“IPGs”) and TV Guide Online. Magazine advertising is recognized upon release of magazines for sale to consumers. The Company recognizes advertising revenue for the remaining media when the related advertisement is aired. All advertising is stated net of agency commissions and discounts. See Multiple-Element Arrangements below.

The Company enters into transactions that exchange advertising for advertising. Such transactions are recorded at the estimated fair value of the advertising received or given in accordance with the provisions of EITF 99-17, Accounting for Advertising Barter Transactions. In addition, the Company enters into transactions that exchange advertising for products and services, which are accounted for similarly. Revenue from barter transactions is recognized when advertising is provided, and services received are charged to expense when used. Barter transactions are not material to the Company’s consolidated statement of operations in any period presented.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(1)	Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Merchandise Sales and Placement Fees

In connection with the Company’s SkyMall operations, the Company recognizes merchandise sales in accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent and in accordance with EITF 00-10, Accounting for Shipping and Handling Fees and Costs. When the Company is acting as a principal, revenue is recognized upon delivery of product to its customers either by the Company or participating merchants, net of estimated returns and allowances. When the Company is acting as an agent, only the net margin on the sale is reported as revenue. Placement fees represent amounts paid to the Company by participating merchants for inclusion of their products in the Company’s media channels. Placement fee revenue is recognized on a straight-line basis over the circulation period of the media channel, generally three months. The Company records shipping and handling fees as a component of revenue and their related costs in operating expenses.

Multiple-Element Arrangements

In accounting for multiple-element arrangements, one of the key judgments to be made is the accounting value that is attributable to the different contractual elements. The appropriate allocation of value not only impacts which segment is credited with the revenue, it also impacts the amount and timing of revenue recorded in the consolidated statement of operations during a given period due to the differing methods of recognizing revenue by each of the segments, as discussed previously.

For multiple-element arrangements the Company follows the guidance contained in EITF 00-21 and SAB 104 subsequent to their adoption dates. Prior to those dates the Company followed SAB 101: Frequently Asked Questions and Answers (“SAB 101 FAQ”) and the guidance contained in SOP 97-2. Under EITF 00-21, revenue arrangements with multiple deliverables are divided into separate units of accounting where the delivered item has value to the customer on a stand-alone basis and there is objective and reliable evidence of the fair value of the undelivered item. Consideration should be allocated among the separate units of accounting based on their relative fair values.

Through December 31, 2004, in all instances in which IPG advertising has been part of a multiple-element transaction, no revenue has been allocated to IPG advertising for accounting purposes, and all revenue has been allocated to other elements of the transaction.

Research and Development Costs

Research and development costs relate to the design, development and testing of new systems, applications and technologies, and are charged to expense as incurred. Research and development costs of $25.7 million, $27.0 million and $27.4 million for the years ended December 31, 2004, 2003 and 2002, respectively, are included in operating expenses.

Advertising Costs

Costs for direct mailings and insert cards sent out by TV Guide magazine are expensed when mailed. All other advertising costs are expensed when incurred. Advertising costs of $50.7 million, $58.4 million and $40.9 million for the years ended December 31, 2004, 2003 and 2002, respectively, are included in operating expenses. Advertising costs includes costs associated with TV Guide magazine’s billings, renewals and subscriber acquisition programs of $39.5 million, $37.3 million and $35.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Patent Prosecution and Litigation Costs

Patent prosecution and litigation costs incurred to protect and enforce the Company’s intellectual property rights are charged to expense as incurred. Patent prosecution and litigation costs of $35.9 million, $37.7 million and $44.3 million for the years ended December 31, 2004, 2003 and 2002, respectively, are included in operating expenses in our Consumer Electronics (“CE”) Licensing Segment.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(1)	Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the liability method. Deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded, if necessary, to reduce deferred tax assets to an amount management believes is more likely than not to be realized.

Loss Per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share adjusts basic loss per share for the effects of convertible securities, stock options and other potentially dilutive financial instruments, only in periods in which such effect is dilutive. Diluted loss per share for the years ended December 31, 2004, 2003 and 2002 is computed using only the weighted average number of common shares outstanding during the period, as the inclusion of 3.7 million, 4.3 million and 12.9 million, respectively, of stock options would have been antidilutive.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revised SFAS No. 123, Share-Based Payment (“Statement 123R”), which is effective for the Company’s third quarter of fiscal 2005. Statement 123R requires companies to expense in their consolidated statement of operations the estimated fair value of employee stock options and similar awards. The Company will adopt the provisions of Statement 123R using a modified prospective application. Under the modified prospective application, Statement 123R, which provides certain changes to the method for valuing stock-based compensation among other changes, will apply to new awards and to awards that are outstanding on the effective date and are subsequently modified or cancelled. Compensation expense for outstanding awards for which the requisite service had not been rendered as of the effective date will be recognized over the remaining period using the compensation cost calculated for pro forma disclosure purposes under Statement No. 123 (See Accounting for Stock Options above). Depending on the model used to calculate stock-based compensation expense in the future, the implementation of certain other requirements of Statement 123R and additional option grants expected to be made in the future, the pro forma disclosure may not be indicative of the stock-based compensation expense that will be recognized in the Company’s future financial statements. The Company is in the process of determining how the new method of valuing stock-based compensation as prescribed in Statement 123R will be applied to valuing stock-based awards granted after the effective date and the impact the recognition of compensation expense related to such awards will have on its financial statements.

The effective date of certain elements of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“Statement 150”), has been delayed indefinitely by the FASB. These elements of Statement 150 require that noncontrolling interests in limited-life subsidiaries be classified as liabilities. As a result of this indefinite delay, the Company has not adopted these elements of Statement 150. The Company has adopted the other elements of Statement 150, for which the effective date was not delayed. Currently, the Company does not expect that the adoption of the remaining elements of Statement 150 will have a material impact on its financial position or results of operations.

(2)	Acquisitions, Dispositions and Business Ventures

SNG Businesses

On March 1, 2004, the Company entered into an agreement with EchoStar Communications Corporation and/or certain of its subsidiaries (“EchoStar”) whereby EchoStar acquired substantially all of the operating assets and certain liabilities relating to the SNG Businesses for $48.0 million. During the second and third quarters of 2004, the Company received $48.0 million in cash for the sale of the SNG and UVTV distribution services businesses and the SpaceCom Systems business. In addition, on April 5, 2004, EchoStar made a $190.0 million one-time cash payment to the Company in connection with a non-exclusive patent

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(2)	Acquisitions, Dispositions and Business Ventures (continued)

license and distribution agreement for the TV Guide Channel service, to utilize the Company’s IPGs, intellectual property and technology, as well as the TV Guide brand and content on EchoStar’s IPG. The Company recorded the $190.0 million upfront license and distribution fee, less certain adjustments, as deferred revenue, and will record this amount as revenue on a straight-line basis over the term of the license and distribution agreement. To facilitate the sale of the SNG Businesses, during the first quarter of 2004, the Company purchased the minority interest in SNG for $15.0 million.

Revenues of the SNG Businesses, which have been included in income from discontinued operations in the Company’s consolidated statements of operations through the dates of disposition, were $39.0 million, $177.1 million, and $251.8 million for the years ended December 31, 2004, 2003, and 2002, respectively.

In connection with the sale of the SNG Businesses, in the first quarter of 2004, the Company recognized a pre-tax loss on disposal of discontinued operations of $28.9 million. The loss consisted of a write-down of the net carrying value of the disposal group to fair value less cost to sell. Costs associated with this disposal were estimated at $5.9 million, and consisted principally of the contractual acceleration of certain liabilities, employee-related transfer costs necessitated by the deal structure (asset purchase), and other transaction costs. During 2004, $1.0 million of these costs were paid. As of December 31, 2004, $4.9 million of these costs remain unpaid and are included in accrued expenses in the accompanying consolidated balance sheets. These costs are expected to be paid in 2005.

New York Racing Association (“NYRA”) Transaction

In August 2004, TVG Network consummated a multi-year exclusive license agreement for simulcast and account wagering rights for races conducted at racetracks operated by NYRA. Upon consummating the agreement TVG Network made a lump sum payment to NYRA in (i) partial consideration of the rights granted to TVG Network in connection with the simulcast and account wagering licenses granted to TVG Network, and (ii) full consideration of the termination and release of all NYRA’s rights to ownership interests in TVG Network. A portion of the lump sum fee was allocated to the purchase cost of NYRA’s ownership interest right in TVG Network based upon the estimated fair value of the ownership interest. The multi-year agreement became effective July 1, 2004, and the licensing fee consideration will be amortized over the term of the agreement and will be reflected in operating expenses in the accompanying consolidated statements of operations.

Sale of Equity Investment

In September 2004, the Company sold its 16.9% equity interest in Youbet.com, Inc. and recognized a $13.2 million gain on the sale. The gain is included in other income (expense), net in the accompanying consolidated statements of operations.

Samsung Electronics Co., Ltd. Transaction

In February 2004, the Company agreed to release Samsung from a claim arising in connection with Samsung’s transfer of set-top boxes to a satellite television service provider prior to January 1, 2004. In exchange, Samsung agreed to pay the Company $4.0 million in cash and transfer its approximately 20% minority interest in a Company subsidiary at no additional cost to the Company. The fair value of Samsung’s minority interest in the subsidiary was estimated to be $1.4 million. The Company recognized revenue of $5.4 million in connection with this transaction.

Comcast Joint Venture

On March 31, 2004, the Company and Comcast formed a joint venture to develop interactive program guides (“JV IPGs”) and related middleware for the cable industry using the existing TV Guide Interactive IPG (“TVGI IPG”) software as the basis for development. The Company contributed assets with a carrying value of approximately $1.5 million, a lease, and development tools and transferred certain of the employees of its TVGI IPG research and development unit to the venture, as well as certain intellectual property rights. The joint venture is 49% owned by the Company and 51% owned by Comcast, with Comcast serving as the managing member. As part of the agreement, Comcast has the right to use the joint development products in connection with products and services Comcast offers across its digital subscriber base. Gemstar has the exclusive right to use the joint development products in connection with products and services it offers to other multichannel video programming distributors. The joint development team also provides development support for the Company’s existing and future affiliate partners. For the

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(2)	Acquisitions, Dispositions and Business Ventures (continued)

first three years, the Company has agreed to fund an annual commitment, subject to minimum and maximum provisions and certain escalation clauses, to the joint venture.

The parties also entered into a non-exclusive patent and distribution license for which Comcast made a $250.0 million one-time cash payment to the Company on March 31, 2004. The license entitles Comcast to utilize the Company’s intellectual property and technology, as well as the TV Guide brand and content on Comcast’s IPG. The Company recorded the $250.0 million upfront license fee, less certain adjustments, as deferred revenue, and will record this amount as revenue on a straight-line basis over the term of the license agreement.

WGN Superstation Transaction

In April 2001, the Company sold the business that distributes the WGN Superstation signal for $106.0 million in cash. Concurrent with this transaction, the Company received a $100.0 million advertising commitment over a six-year period for the magazine and its other platforms from the acquirer pursuant to which the Company will be required to run advertising until 2007. Because the April 2001 transaction included the sale of assets and an advertising revenue commitment, this multiple-element transaction was covered by both Accounting Principles Board (“APB”) Opinion No. 16, Business Combinations, and the Company’s revenue recognition policy on multiple-element arrangements.

The terms of the $100.0 million advertising agreement provided that the distribution of advertising across the Company’s advertising platforms is at the Company’s discretion, except that at least 15% of the advertising had to be in print. Due to a lack of comparable stand-alone sales on which to compute a fair value for advertising on the IPG advertising platform, the Company determined that none of the consideration in the multiple element arrangement should be allocated to IPG advertising. Instead, the consideration was allocated to those elements of the transaction that could be valued objectively. These elements were the commitment to provide print advertising in TV Guide magazine and the sale of the WGN Superstation distribution business.

The Company determined there was sufficient objectively verifiable evidence to value the print advertising element in view of the 50-year history of TV Guide magazine. The Company determined the fair value of the 15% print advertising commitment based on the magazine’s standard rate card less a discount of approximately 35%, the discount level that large cable networks receive from TV Guide for similar advertising purchases.

While a precise value could not be determined for the WGN Superstation distribution business, the Company estimated the value by applying a multiple of seven to eight times adjusted EBITDA, which the Company believed to be a reasonable valuation multiple based on market conditions at that time.

As a result, $9.8 million was ascribed to the magazine advertising element, which is being recognized as the advertising is run. The remainder of the value ($75.5 million on a discounted basis) was ascribed to the book value of the assets sold and $14.7 million is being recognized as interest income over the six-year contract term. During the years ended December 31, 2004, 2003 and 2002, the Company recorded interest income related to this transaction of $2.0 million, $3.0 million and $4.1 million, respectively. At December 31, 2004, the Company had a receivable related to this transaction of $29.1 million, of which the current portion, or $11.6 million, is included in receivables, net and the non-current portion, $17.5 million, is included in other assets on the accompanying consolidated balance sheet. During the years ended December 31, 2004, 2003 and 2002, the Company recognized approximately $3.0 million, $2.9 million and $2.7 million of advertising revenue, respectively, under the advertising commitment.

Gemstar eBook Operations - Shutdown

In June 2003, the Company adopted a plan to scale back and eventually shut down the operations of its electronic book (“eBook”) subsidiaries. The Company expensed exit costs of approximately $1.9 million, primarily for employee severance payments, in the year ended December 31, 2003, which are included in operating expenses in the accompanying consolidated statements of operations.

In June 2004, the Company settled, in full, its remaining lease obligations to the premises previously occupied by its Gemstar eBook operations for $5.0 million. These premises were vacated during the year ended December 31, 2002 and the

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(2)	Acquisitions, Dispositions and Business Ventures (continued)

Company established a reserve of $16.2 million in 2002 to provide for the estimated net present value of its associated future lease obligations. As such, the Company recognized the reversal of the remaining reserve of $10.1 million during the year ended December 31, 2004. Both the establishment and the reversal of this reserve are included in operating expenses on a separate line item in the accompanying consolidated statements of operations.

TV Guide—Purchase Reserves

In 2003, approximately $1.6 million ($1.2 million in third-party contract termination costs and $0.4 million in separation costs) was charged against the reserve for third-party contract termination and separation costs included in the purchase price allocation from the acquisition of TV Guide, Inc. (“TV Guide”) in 2000. The reserve had an outstanding balance of $2.0 million at December 31, 2002. The Company determined that the remaining reserve would not be expended in future periods and, accordingly, reclassified the outstanding balance at December 31, 2003 as an offset to operating expenses.

(3)	Selected Balance Sheet Accounts

Marketable Securities

The amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value of available-for-sale marketable securities by major security type and class of security as of December 31, 2004 and 2003, were as follows (in thousands):

	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
As of December 31, 2004:
Corporate debt securities	$6,252	$—	$—	$6,252
U.S. Government Agency debt securities	4,939	$—	$—	4,939

	$11,191	$—	$—	$11,191

As of December 31, 2003:
Corporate debt securities	$4,846	$51	$—	$4,897

The Company did not sell any marketable securities in 2004. During the years ended December 31, 2003 and 2002 the Company sold securities generating proceeds of $12.8 million and $13.8 million, respectively. These sales resulted in gains of $2.7 million and $5.4 million for the years ended December 31, 2003 and 2002, respectively, based on the cost of the specific security sold and are included in other income (expense), net. During 2003 and 2002, the Company reclassified $4.9 million and $18.1 million, respectively, from accumulated other comprehensive income to other expense, net as the gains were realized upon sale of the securities.

Receivables

Receivables consist of the following (in thousands):

	December 31,
	2004	2003
Receivables	$139,926	$136,162
Allowance for doubtful accounts	(15,945)	(22,601)

Receivables, net	$123,981	$113,561

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(3)	Selected Balance Sheet Accounts (continued)

Receivables (continued)

The changes to the allowance for doubtful accounts for the years ended December 31, 2004, 2003 and 2002 are as follows (in thousands):

Description	Balance at Beginning of Period	Charged to Operating Expense	Deductions	Other (1)	Balance at End of Period
Allowance for doubtful accounts:
Year ended December 31, 2004	$22,601	(2,307)	4,004	(345)	$15,945
Year ended December 31, 2003	$35,102	(2,562)	8,805	(1,134)	$22,601
Year ended December 31, 2002	$30,503	18,892	11,244	(3,049)	$35,102

(1)	Relates to the operations of the SNG Businesses, which have been classified as discontinued operations in the accompanying consolidated statements of operations.

At December 31, 2004, no receivables from any one customer exceeded 10% of the total balance outstanding.

Property and Equipment

Property and equipment consist of the following (in thousands):

	December 31,
	2004	2003
Machinery and equipment	$122,152	$125,881
Leased transponders	13,827	7,554
Buildings and improvements	15,361	18,597

	151,340	152,032
Less accumulated depreciation and amortization	(105,857)	(100,917)

Property and equipment, net	$45,483	$51,115

Depreciation and amortization expense related to property and equipment was $24.9 million, $20.5 million and $30.1 million for the years ended December 31, 2004, 2003 and 2002, respectively. Amortization of property and equipment under capital lease was $1.9 million, $1.7 million and $1.7 million for the same respective periods.

Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

	December 31,
	2004	2003
Accrued legal and other matters	31,205	81,667
Management restructuring	38,543	37,546
Accrued compensation	17,816	19,823
Other	84,289	90,685

Total accrued liabilities	$171,853	$229,721

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(3)	Selected Balance Sheet Accounts (continued)

Deferred Revenue

The Company receives upfront licensing fee payments from certain MSO and DBS providers who provide either our IPG or another party’s IPG under a patent license to their subscribers and from certain consumer electronics manufacturers who have licensed our IPG technology. In addition, certain of the Company’s customers who subscribe to the Company’s magazine prepay subscription fees, for periods of up to three years.

Deferred revenue consists of the following (in thousands):

	December 31,
	2004	2003
Licensing fees	$506,352	$123,248
Magazine subscriptions	125,940	152,192
Programming subscriptions	—	35,482
Other	15,336	8,300

Total deferred revenue	647,628	319,222
Less current portion	161,687	182,175

	$485,941	$137,047

(4)	Goodwill and Other Intangible Assets and Impairment

Impairment of Intangible Assets

The Company performs its annual goodwill and indefinite-lived intangible assets impairment test as of October 31 of each calendar year. With the assistance of a third party valuation expert, the Company estimated the fair value of its reporting units utilizing a discounted cash flow method and the fair value of its indefinite-lived intangible assets utilizing the relief from royalty valuation method. The relief from royalty valuation method estimates the benefit to the Company resulting from owning rather than licensing publishing rights and trademarks. Based on the results of these analyses the Company’s goodwill and indefinite-lived intangible assets were not impaired as of October 31, 2004.

In addition to an annual test, goodwill and indefinite-lived intangible assets must also be tested on an interim basis if events or circumstances indicate that the estimated fair value of such assets has decreased below their carrying values. It became apparent during the annual budgeting process, which coincided with the preparation and review of the Company’s interim financial statements for the third quarter of 2004, that the Company needed to reassess its outlook for the TV Guide magazine business. This triggered an interim assessment by the Company to determine whether the fair value of goodwill and indefinite-lived intangible assets of the TV Guide magazine business were less than their carrying values as of September 30, 2004. With the assistance of a third party valuation expert, the Company estimated the fair value of the goodwill utilizing a discounted cash flow analysis and the fair value of the indefinite-lived intangible assets utilizing the relief from royalty valuation method. As a result, the Company recorded impairment charges totaling $72.2 million for goodwill and $59.4 million for publishing rights and trademarks of TV Guide magazine during the third quarter of 2004. The impaired goodwill is not deductible for tax purposes, and as a result, no tax benefits have been recorded in relation to the impairment charges (See Note 8).

In 2003, the Company completed its annual goodwill and indefinite-lived intangible assets impairment test as of October 31, 2003 for all of its reporting units and recorded impairment charges totaling $200.4 million for goodwill, primarily at TV Guide magazine, and $190.6 million of TV Guide magazine’s publishing rights and trademarks. The primary cause of these impairment charges was management’s reassessment of the outlook for the magazine business, as compared with its forecasts and expectations in 2002.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(4)	Goodwill and Other Intangible Assets and Impairment (continued)

In 2002, the Company recorded impairment charges of $1.0 billion and $112.6 million to goodwill and trademarks, respectively, based on analyses performed as of June 30, 2002 and October 31, 2002. In addition, $1.3 billion of impairment charges were recorded to finite-lived intangible assets. Impairment charges in 2002 were principally the result of then-new management’s change in strategy for the U.S. cable and satellite IPG business, slower than expected growth in distribution and advertising revenue, and unexpected adverse rulings in certain legal cases.

Cumulative Effect of an Accounting Change, Net of Tax

During the three months ended June 30, 2002, the Company completed its assessment of the impact of Statement 142, which was effective January 1, 2002. Pursuant to the transitional rules of Statement 142, management performed a transitional impairment test of these assets, which resulted in impairment charges to goodwill of $4.0 billion and indefinite-lived intangible assets of $369.0 million ($223.2 million, net of tax), both of which were recorded as the cumulative effect of an accounting change, net of tax in the consolidated statement of operations for the year ended December 31, 2002.

Changes in the carrying amount of goodwill and intangible assets with indefinite lives for the years ended December 31, 2004 and 2003 are as follows (in thousands):

	Goodwill	Trademark and Trade Name	Publishing Rights
Balance at December 31, 2002	$589,845	$191,272	$125,001
Annual impairment charge (1)	(209,775)	(95,300)	(95,300)

Balance at December 31, 2003	380,070	95,972	29,701
Additions	2,007	—	—
Disposal of assets of SNG Businesses	(50,317)	—	—
Interim impairment charge	(72,236)	(29,700)	(29,701)

Balance at December 31, 2004	$259,524	$66,272	$—

(1)	Impairment charge includes $9,372 related to SNG Businesses which have been classified as discontinued operations in the accompanying consolidated statements of operations.

	Cost	Accumulated Amortization	Net Balance	Weighted Average Remaining Useful Life (Years)
December 31, 2004
Intangible assets with finite lives:
Contracts	$388,102	$(347,717)	$40,385	5
Patents	127,212	(44,536)	82,676	10
Other	493	(205)	288	2

Total finite-lived intangible assets	$515,807	$(392,458)	$123,349	9

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(4)	Goodwill and Other Intangible Assets and Impairment (continued)

	Cost	Accumulated Amortization	Impairment Charge (1)	Net Balance	Weighted Average Remaining Useful Life (Years)
December 31, 2003
Intangible assets with finite lives:
Contracts	$394,550	$(345,196)	$—	$49,354	6
Customer lists	732,780	(676,474)	(16,106)	40,200	2
Patents	129,278	(38,424)	—	90,854	11
Other	1,280	(828)	—	452	3

Total finite-lived intangible assets	$1,257,888	$(1,060,922)	$(16,106)	$180,860	6

(1)	Impairment charge relates to SNG Businesses which have been classified as discontinued operations in the accompanying consolidated statements of operations.

Amortization expense was $15.6 million, $113.1 million and $285.6 million for the years ended December 31, 2004, 2003 and 2002, respectively. Scheduled amortization expense of the remaining balance at December 31, 2004 for the succeeding five years is as follows: $15.6 million —2005; $15.5 million —2006; $15.3 million —2007; $15.2 million —2008; and $15.1 million —2009.

(5)	Credit Arrangements

The Company’s wholly owned subsidiary, TV Guide, had a $254.5 million six-year revolving credit facility (“Revolving Facility”), which was scheduled to expire in February 2005. Outstanding borrowings under the Revolving Facility at December 31, 2003 were $138.4 million. On April 26, 2004, the Company paid off and retired this facility. TV Guide also had an amortizing term loan with outstanding borrowings of $113.0 million as of December 31, 2002, which was repaid in 2003.

(6)	Leases

The Company leases office premises, equipment and satellite transponders. The terms of certain of the agreements provide for an option to cancel the agreements after a period of time, subject to cancellation charges and/or meeting certain conditions. Additionally, certain of the agreements also provide for options to renew and the lease amounts are subject to adjustment, as defined in the agreements. One satellite transponder is under a long-term lease arrangement that is accounted for as a capital lease. The remaining satellite transponder lease is accounted for as an operating lease.

Future minimum lease payments under capital and noncancelable operating leases at December 31, 2004 are as follows (in thousands):

	Capital Leases	Operating Leases
Year ending December 31:
2005	$1,600	$9,391
2006	1,600	9,289
2007	1,600	8,553
2008	1,600	7,646
2009	1,600	5,822
Thereafter	15,467	16,423

Total future minimum lease payments	23,467	57,124
Less amount representing interest at 8%	(9,678)	—
Less sublease revenues	—	(214)

Net future minimum lease payments	$13,789	$56,910

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(6)	Leases (continued)

Rent expense under operating leases was $15.3 million, $16.7 million and $19.5 million for the years ended December 31, 2004, 2003 and 2002, respectively. Partially offsetting these rental charges were sublease revenues of $0.1, $0.9 and $1.4 million for the years ended December 31, 2004, 2003 and 2002, respectively.

(7)	Guarantees and Indemnifications

The Company guarantees from time to time the obligations and financial responsibilities of different subsidiaries incidental to their respective businesses.

The Company provides indemnification of varying scopes and sizes to certain of its licensees against claims made by third parties arising out of the incorporation of the Company’s products, intellectual property, services and/or technologies into the licensee’s products and services, provided the licensee is not in violation of the terms and conditions of the agreement and/or additional performance or other requirements for such indemnification. The Company’s indemnification obligation is typically limited to the cumulative amount paid to the Company by the licensee under the license agreement. Other license agreements do not specify a limit on amounts that may be payable under the indemnity arrangements. Pursuant to its arrangement with one of its licensees, the Company has agreed to reimburse the licensee for legal expenses and liabilities in connection with certain pending claims in an aggregate amount not to exceed $3.5 million. The Company evaluates estimated losses for such indemnifications under SFAS No. 5, Accounting for Contingencies, as interpreted by Financial Accounting Interpretation No. 45. The Company considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss.

The Company’s SkyMall catalog subsidiary provides indemnification protection to its airline and merchant partners. The indemnification arrangements with airline partners generally provide that SkyMall will indemnify the airline for, among other things, SkyMall’s negligent acts or omissions, its advertising and promotions, and intellectual property claims relating to products offered in the catalog. To the extent SkyMall was required to indemnify an airline for intellectual property or certain other claims relating to products offered in the catalog, SkyMall would generally be entitled to indemnification from the merchants who supplied the products under the applicable merchant agreements. The merchant agreements also generally provide that SkyMall will indemnify the merchant for claims relating to the activities or operations of SkyMall. In addition, certain merchant agreements require SkyMall to circulate a specified number of catalogs or reach a specified number of airline passengers. These indemnity arrangements with SkyMall’s airlines and merchants limit the circumstances under which indemnification is required, but do not contain a limit on the amounts that may be payable under these arrangements.

In conjunction with the assignment of a lease held by TV Guide to a joint venture entity, TV Guide and the Company’s co-venturer jointly and severally guaranteed the obligations of the joint venture under the lease. TV Guide’s guaranty obligations continue as long as the Company is a member of the joint venture.

The Company also has agreements to indemnify a number of its former and current officers and directors against losses incurred by them as a result of their service as an officer and/or director of the Company. In particular, the Company has certain agreements to indemnify and/or reimburse individuals for legal fees and expenses incurred in connection with certain litigation and investigatory proceedings. Among the former officers and directors with whom the Company has such agreements are Dr. Yuen, Ms. Leung, Mr. Boylan and Mr. Waggy. The litigation and investigatory proceedings to which these agreements relate include, but are not limited to, the investigation presently being conducted by the SEC and the shareholder and derivative litigation to which the Company is a party. The Company recorded approximately $16.8 million, $11.1 million and $1.8 million in legal expenses incurred by its former officers and directors in the years ended December 31, 2004, 2003 and 2002, respectively, which are included in operating expenses in the consolidated statements of operations. As of December 31, 2004 and December 31, 2003, the Company had accrued expenses of $8.0 million and $3.7 million, respectively, for such amounts, which are included in accrued expenses on the consolidated balance sheets.

The Company maintains director and officer liability insurance with respect to liabilities arising out of certain matters, including matters arising under securities laws. This insurance is subject to limitations, conditions and deductibles set forth in the insurance policies. While the Company believes that the policies it had in place in 2002 provide coverage for certain of the

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(7)	Guarantees and Indemnifications (continued)

claims, the Company’s insurance carriers have reserved their rights under the policies with respect to the payment of these claims, have disputed the availability of coverage on various grounds and have made no payments under these policies for the vast majority of the costs incurred by the Company in connection with these matters, including the costs of legal expenses and other costs of defense incurred by the Company as well as by current and former officers and directors, and settlement costs. In April 2004, the Company commenced a formal dispute resolution process pursuant to these policies.

(8)	Income Taxes

The Company’s loss from continuing operations before income taxes and cumulative effect of accounting change for the years ended December 31, 2004, 2003 and 2002 consisted of the following components (in thousands):

	Year ended December 31,
	2004	2003	2002
Domestic	$(166,205)	$(704,318)	$(2,894,110)
Foreign	89,331	64,455	35,266

	$(76,874)	$(639,863)	$(2,858,844)

The income tax benefit from continuing operations consists of the following (in thousands):

	Year ended December 31,
	2004	2003	2002
Current:
Federal	$(20,155)	$(36,333)	$(34,694)
State	2,593	867	(4,461)
Foreign	4,966	7,441	2,468

	(12,596)	(28,025)	(36,687)
Deferred:
Federal	5,853	(30,888)	(509,066)
State	(1,182)	(3,971)	(65,451)

	4,671	(34,859)	(574,517)

Total	(7,925)	$(62,884)	$(611,204)

A reconciliation of the expected income tax benefit from continuing operations using the U.S. statutory rate of 35 percent to the income tax benefit is as follows (in thousands):

	Year ended December 31,
	2004	2003	2002
Expected income tax benefit	$(26,906)	$(223,952)	$(1,000,595)
State taxes, net of federal effect	2,250	(2,196)	(81,672)
Nondeductible goodwill impairment	25,283	70,142	484,821
Foreign losses and taxes, net of credits	378	8,569	(9,243)
Provision for audit adjustments	20,543	—	—
Change in valuation allowance	(27,964)	81,425	(5,648)
Other	(1,509)	3,128	1,133

Total	$(7,925)	$(62,884)	$(611,204)

Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below (in thousands):

	December 31,
	2004	2003
Deferred tax assets:
Net operating loss, capital loss and credit carryforwards	$84,592	$68,280
Write down of investments and other assets	12,605	49,345
Expense items	61,912	90,580
Intercompany income	15,244	17,415
Deferred revenue	15,126	19,517

Total deferred tax assets	189,479	245,137
Valuation allowance on deferred tax assets	(148,463)	(176,427)

Net deferred tax assets	41,016	68,710

Deferred tax liabilities:
Tax versus financial depreciation and amortization	(65,427)	(95,363)

Total deferred tax liabilities	(65,427)	(95,363)

Net deferred tax liabilities	$(24,411)	$(26,653)

Deferred tax assets and deferred tax liabilities are reported on the consolidated balance sheets as follows:

Deferred tax assets:
Included in current deferred tax assets, net	$14,569	$25,856
Included in deferred tax liabilities, net	26,447	42,854

	$41,016	$68,710

Deferred tax liabilities:
Included in current deferred tax assets, net	$(10,706)	$(4,681)
Included in deferred tax liabilities, net	(54,721)	(90,682)

	$(65,427)	$(95,363)

The valuation allowance on deferred tax assets relates to future deductible temporary differences, capital loss carryforwards, foreign credit carryforwards and net operating loss carryforwards for which the Company has concluded it is more likely than not that these items will not be realized in the ordinary course of operations. Although realization is not assured, management has concluded that it is more likely than not that the deferred tax assets for which a valuation allowance was determined to be unnecessary will be realized in the ordinary course of operations based on scheduling of deferred tax liabilities and the ability to carry back capital losses to offset capital gains in prior periods. The amount of the net deferred tax assets considered realizable, however, could be reduced in the near term if actual future income taxes are lower than estimated, or if there are differences in the timing or amount of future reversals of existing taxable temporary differences. For the period ended December 31, 2004, the change in the valuation allowance was primarily attributable to the tax effect of current year capital losses that will be carried back to offset prior year capital gains.

As of December 31, 2004, the Company had available net operating loss carryforwards aggregating approximately $106.1 million to offset future United States income taxes expiring in fiscal years 2009 through 2021. As a result of previous transactions, which involved an ownership change as defined in the applicable section of the Internal Revenue Code, the Company will be subject to an annual limitation of $5.2 million on the use of $66.4 million of its net operating loss carryforwards. The remaining $39.7 million of net operating losses are also subject to limitations. Additionally, the Company has approximately $17.8 million of foreign tax credits to offset future United States income taxes expiring in fiscal years 2009 through 2014 and capital loss carryforwards of $31.9 million that are due to expire in fiscal year 2009.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(8)	Income Taxes (continued)

Assessment of the Company’s current tax exposure includes assessing tax strategies, the status of tax audits and open audit periods with the taxing authorities. The IRS is currently examining the Company’s U.S. federal tax returns for years 2000 and 2001. In 2004, the Company increased reserves primarily to reflect adjustments proposed by the IRS. These amounts are netted against current income tax receivable on the consolidated balance sheet. The ultimate resolution of the Company’s current tax exposure items may result in the recognition of significant amounts of income or significant cash outlays in future periods. Management believes that adequate reserves have been made for any adjustment that might be assessed for open years.

(9)	Stock Option Plans

In connection with various acquisitions, the Company has assumed four stock option plans and these plans, along with the Company’s stock option plan, are collectively referred to as the “Plans.” The Company’s Compensation Committee may grant stock options to purchase common stock of the Company to employees of the Company (including executive officers) and certain other persons (including directors and consultants) who are eligible to participate in the Plans. Subject to early termination or acceleration provisions, a stock option generally will be exercisable, in whole or in part, from the date specified in the related award agreement until the expiration date determined by the Compensation Committee. In no event, however, is a stock option exercisable after ten years from its date of grant.

The Company generally grants stock options under the Plans at exercise prices equal to the market value of the Company’s stock on the dates of grant, resulting in no compensation expense. The only exceptions to this policy are as follows:

(i)	In 1998, the Company entered into employment agreements with its then Chief Executive Officer and Chief Financial Officer that provided accelerated vesting of options granted in the period 1995 to 1998, as well as an extended post-employment exercise period to the remaining term of the options. Prior to the 1998 agreements, such options were only exercisable during the employment period with a limited post-employment exercise period. Due to the extension of the post-employment exercise period, a new measurement date occurred, at which time the intrinsic value of the modification was determined to be $33.7 million. Compensation expense is recognized only when the Company determines that these executives will benefit from the extension of the post-employment exercise period. On April 18, 2003, the Company terminated the former executives’ employment for cause and recognized stock compensation expense of $33.7 million during the year ended December 31, 2003. (See Note 14.)

(ii)	In January 1998, the Company awarded stock options to its then Chief Executive Officer, subject to stockholder approval. The exercise price for the award was set at the market price of the Company’s stock on the date of the award. The measurement date, however, was determined to be the date of stockholder approval (which was not a formality), at which date the market value of the underlying stock exceeded the exercise price by $25 million. Stock compensation expense related to this award of $0.2 million was recognized using the accelerated method during the year ended December 31, 2002.

(iii)	In recording the July 2000 TV Guide acquisition, a portion of the purchase price was assigned to unearned compensation expense for unvested TV Guide stock options assumed by the Company. Stock compensation expense of $0.3 million, $2.7 million and $20.9 million during the years ended December 31, 2004, 2003 and 2002 reflects the amortization of unearned compensation recorded in the TV Guide transaction using the accelerated method.

The Plans allow for the issuance of stock options to purchase a maximum of 117.7 million shares of the Company’s Common Stock. As of December 31, 2004, there were 32.1 million shares available for future option grants under the Plans.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(9)	Stock Option Plans (continued)

The following table summarizes information about stock option transactions (shares in thousands):

	Year ended December 31,
	2004		2003		2002
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of period	37,086	$7.25	47,676	$7.72	59,383	$14.55
Granted	4,099	5.64	3,200	3.43	9,994	10.75
Exercised	(5,795)	4.72	(9,689)	2.97	(308)	4.14
Cancelled	(1,726)	11.45	(4,101)	19.89	(21,393)	28.49

Outstanding at end of period	33,664	7.31	37,086	7.25	47,676	7.72

Options exercisable at end of period	27,117	7.83	31,565	7.56	40,061	7.36

The following table summarizes information about the Company’s stock options outstanding as of December 31, 2004 (shares in thousands):

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted-Average Remaining Years of Contractual Life	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
$2.59-$5.00	6,649	6.7	$3.34	4,147	$3.29
$5.01-$10.00	23,950	4.2	6.19	19,951	6.23
$10.01-$15.00	854	3.6	13.21	849	13.21
$15.01-$30.00	1,069	4.4	22.69	1,051	22.72
$30.01-$45.00	1,105	4.9	33.89	1,083	33.79
$45.01-$314.25	37	4.5	74.00	36	74.19

Total	33,664	4.7	7.31	27,117	7.83

(10)	Warrants

In connection with the acquisition of SkyMall, the Company reserved 90,402 shares of the Company’s common stock for issuance upon the exercise of outstanding warrants to acquire SkyMall common stock. These warrants were valued using the Black-Scholes option pricing model at $671,000 at the date of acquisition. As of December 31, 2004, warrants with the right to acquire 7,379 shares of the Company’s common stock remain exercisable. The outstanding warrants are effectively exercisable at prices ranging from $53 to $200 and expire in June 2005.

(11)	Stock Repurchase Program

In April 2002, the Company’s Board of Directors approved an extension of its authorization granted in fiscal 2001 to repurchase up to $300.0 million of the Company’s outstanding shares of common stock. The authorization permitted the Company to purchase shares in the open market at prevailing prices, or in privately negotiated transactions at then prevailing prices, provided that the Company complied with SEC regulations regarding such purchases. The extension expired on September 18, 2002. During 2002, until such expiration, the Company repurchased a total of 6.9 million shares for an aggregate price of $63.4 million. Shares repurchased under the stock repurchase program are included in treasury stock in the accompanying consolidated balance sheets and statements of stockholders’ equity.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(12)	Employee Benefit Plans

The Company has defined contribution plans, which provide most of its employees with the ability to defer a percentage of their annual compensation subject to certain limitations. The Company matches the employee’s deferrals based on certain percentages of the employee’s deferrals. The Company recorded contribution expense of $2.5 million, $2.6 million and $3.5 million relating to these plans during the years ended December 31, 2004, 2003 and 2002, respectively.

(13)	Litigation and Other Contingencies

SEC Matters

In October 2002, the SEC issued a formal order of investigation to determine whether there had been violations of the federal securities laws by the Company and/or others involved with the Company. In a related proceeding initiated by the SEC, an order was issued requiring the Company to maintain approximately $37.0 million in segregated, interest-bearing bank accounts established in connection with the Company’s November 2002 management and corporate governance restructuring, and preventing the Company from paying any portion of those funds to the Company’s former chief executive officer, Dr. Henry Yuen, or its former chief financial officer, Elsie Ma Leung. Dr. Yuen and Ms. Leung appealed these orders, and their appeal is still pending. In June 2003, the SEC filed an action alleging violations of the federal securities laws by Dr. Yuen and Ms. Leung and subsequently amended its complaint to include three more of the Company’s former employees. The Company was not named as a party in this action. However, in 2004, the Company reached a final settlement with the SEC that concluded the SEC’s investigation into the Company. Under the terms of the settlement, the Company paid a civil penalty of $10.0 million, without admitting or denying the SEC’s allegations, from the $42.5 million which had been set aside as restricted cash in the first quarter of 2004 (“Restricted Funds”) in connection with the Company’s settlement agreement related to the Consolidated Shareholder Class Action litigation. The SEC has also reached settlements with each of the individual defendants; however, three of these settlements remain subject to approval of the full Securities and Exchange Commission and the Court.

Shareholder and Derivative Litigation

In 2002, the Company and certain of its officers and directors were served with a number of complaints on behalf of persons who purchased the Company’s common stock during various periods, the broadest of which was August 1999 through April 2002, alleging violations of the federal securities laws. Several of these cases were consolidated in the U.S. District Court for the Central District of California. During 2004, the claims against the Company in the Consolidated Shareholder Class Action were settled. During the third quarter of 2004, the Company exercised its option to substitute cash for 2,052,545 shares of common stock that were to be issued to members of the class. Additionally, the Company paid $12.8 million from cash, relinquished control over the remaining $32.5 million of Restricted Funds, and issued 328,407 shares of common stock in the third quarter of 2004. The Company anticipates issuing the remaining 1,724,138 shares of common stock, such that the aggregate value of such settlement stock and additional shares or cash equals $10.5 million, in accordance with the terms of the settlement agreement in 2005.

In addition, during 2004, the Company agreed to settle two individual shareholder lawsuits based on similar claims, which had not been consolidated with the federal securities class action. One additional individual shareholder lawsuit based on similar claims to the consolidated federal securities class actions remains pending. The Company along with certain of its current and former officers and directors was also sued in three shareholder derivative actions in 2002 and 2003. One of these cases was voluntarily dismissed by the plaintiffs in 2003, and the Company reached an agreement to settle the two remaining cases in 2004.

The Company has tendered various claims, including claims for defense costs, related to the SEC investigation and the shareholder and derivative actions referred to above, to the issuers of its directors and officers liability insurance policies. The Company’s insurance carriers have reserved their rights under the policies with respect to the payment of these claims, have disputed the availability of coverage under these policies on various grounds, and have made no payments under the policies for the vast majority of the costs incurred by the Company in connection with these matters. While the Company believes that the policies provide coverage for these claims, subject to the aggregate limits of coverage under such policies, the Company cannot

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(13)	Litigation and Other Contingencies (continued)

estimate the amount of insurance proceeds, if any, that it will receive under the policies in connection with these matters nor the timing of the receipt of any such proceeds or the conditions upon which such proceeds will be made available to the Company. The Company has not recorded a contingent receivable with respect to these matters in the accompanying financial statements.

Patent and Antitrust Litigation

The Company is involved in several pending patent and antitrust litigations. The Company has not recorded a contingent receivable with respect to these matters in the accompanying financial statements.

MDL Patent Litigation

Various patent and antitrust litigation matters involving the Company and Scientific-Atlanta, Inc. (“SA”) have been consolidated in the U.S. District Court for the Northern District of Georgia (the “MDL Litigation”).

In December 1998, SA commenced an action against the Company seeking a declaratory judgment of noninfringement and invalidity of eight U.S. patents. The complaint also alleges that the Company has violated federal antitrust laws and seeks damages and injunctive relief. The Company counterclaimed for infringement of five of the patents. In August and November 2002, the Court entered summary judgment of non-infringement of two of the patents and in June 2003, the Court entered summary judgment of non-infringement of two additional patents. Also, in July 2003, the Court ruled that SA did not infringe another of the patents. In August 2003 the Court entered a Consent Order whereby SA dismissed without prejudice its declaratory judgment claims under one of the patents and another Consent Order stipulating as to the non-infringement of another patent by certain SA digital set-top box products. Also, in December 1998, the Company commenced an action against SA alleging infringement of two patents and seeking damages and injunctive relief. In 2002, the Court ruled that the SA digital set-top boxes and other products at issue did not infringe the patents, and also ruled that the invalidity issues would not be heard unless and until the summary judgment orders were reversed in whole or in part. In March 2004, the Court granted SA’s motions for summary judgment on the remaining patent claims in this case. The court also granted the Company’s motions for partial summary judgment on SA’s federal anti-trust claims against the Company. The Company is currently in settlement and cross-licensing discussions with Scientific-Atlanta to resolve outstanding litigation between the two companies. In conjunction with the settlement discussions between the Company and SA, the parties obtained Court approval for a further stay of discovery and an extension of time within which to file a consent scheduling order.

Non-MDL Patent Litigation in the Northern District of Georgia

In June 1999, SA filed an action against the Company’s StarSight subsidiary seeking a declaratory judgment of invalidity and non-infringement of two patents. StarSight answered the complaint as to one of the patents and counterclaimed against SA for infringement of both patents, seeking damages and injunctive relief. The action was put on hold pending completion of the appeal of the ITC Investigation. In July 1999, SA filed another action against StarSight alleging infringement of three SA patents and seeking damages and injunctive relief. In February 2001, the Company filed an additional patent infringement action against SA.

In November 2002, SA and PowerTV, Inc. filed a counterclaim against the Company in a case commenced against SA by Personalized Media Communications, LLC (“PMC”). At that time, SA and PowerTV asserted declaratory relief claims against the Gemstar parties seeking a declaration of non-infringement, invalidity, and unenforceability of certain patents licensed to the Company by PMC. In February 2003, the Company answered SA’s and PowerTV’s counterclaims and asserted causes of action against SA for patent infringement and against PMC for breach of contract. A claim construction hearing on the infringement claims was held in February 2004. The parties wait for a ruling on the claims construction issues.

ITC Investigation

In February 2001, the Company and StarSight filed a complaint requesting that the U.S. International Trade Commission (“ITC”) commence an investigation regarding imports of certain set-top boxes and components thereof. The complaint alleges that Pioneer Corporation, SA, EchoStar Communications Corporation, and SCI Systems, Inc. are violating the law by their

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(13)	Litigation and Other Contingencies (continued)

unlawful importation, sale for importation and/or sale in the United States after importation of set-top boxes and/or components that infringe certain patents owned by the Company. In 2002, an initial determination was issued finding that all of the patents were valid, that none of the patents at issue had been infringed by any of the respondents, that one of the patents at issue was unenforceable both because it had been misused by the Company and also because a co-inventor had not been named on the patent, and that the Company failed to establish the technical prong of the ITC’s domestic industry requirement, which requires the Company to practice its inventions covered by the patents in suit. Also in 2002, the ITC determined not to review this determination and entered an additional finding with regard to the technical prong of the domestic industry requirement on one claim of one of the patents. The Commission took no position on the patent misuse findings of the administrative law judge. The Company appealed the ITC determination and in September 2004, the Court of Appeals for the Federal Circuit vacated the ITC’s ruling that SA did not infringe two of the three patents at issue. In 2004, the Company entered into separate settlement agreements with Pioneer, EchoStar, and SCI, which resolved the claims between the Company and those parties in this matter. On January 11, 2004, after resolution of the Company’s appeal, the case was returned to the ITC.

SuperGuide Case

In March 2001, the Company’s Gemstar Development Corporation (“GDC”) subsidiary was added as a defendant in a lawsuit brought by SuperGuide Corporation (“SuperGuide”) against various third parties that alleged patent infringement with respect to three patents. After being added as a party, GDC brought claims for declaratory relief and breach of contract against SuperGuide relating to a 1993 license agreement between SuperGuide and GDC and claims against EchoStar for infringing the SuperGuide patents within GDC’s defined fields of use. In July 2002, the District Court granted the defendants’ motion for summary judgment, finding that the defendants did not infringe the SuperGuide patents and dismissing all remaining claims in the case without prejudice. GDC appealed this decision in August 2002. In February 2004, the appellate court issued its decision, vacating the lower court’s summary judgment ruling and remanding the case for further proceedings. In March 2004, GDC entered into a settlement with EchoStar, which resolved GDC’s claims against EchoStar in this matter. In July 2004, SuperGuide filed a motion to amend its complaint to include claims that GDC breached its license agreement by licensing parties outside of its field of use and failing to pay SuperGuide accordingly.

Other Litigation

In 2000, a complaint was filed against Murdoch Magazines Distribution, Inc. (now TV Guide Distribution) and other parties by United Magazine Company, Inc. (“Unimag”). The complaint alleged claims against Murdoch Magazines for violation of assorted common law tort and contract claims and violation of federal and state antitrust laws. The complaint seeks monetary damages, plus treble and punitive damages, attorneys’ fees and costs. In 2000, Unimag filed an amended complaint adding TV Guide Distribution and six other national distributors as defendants and adding other claims. In 2003, one of the plaintiffs withdrew its claim alleging theft of trade secrets; however, other claims still exist. In December 2004, the court effectively granted partial summary judgment in favor of Murdoch Magazines and other national distributors.

In May 2003, Dr. Yuen and Ms. Leung commenced arbitration proceedings with the American Arbitration Association against the Company to contest their termination for cause. The arbitration is in its early stages.

In June 2003, the Company’s former general counsel, Jonathan Orlick, filed a demand for arbitration for employment termination claims and related expense claims. In October 2004, the parties entered into a settlement agreement that resolved all claims between the Company and Mr. Orlick.

In addition to the items listed above, the Company is party to various legal actions, claims and proceedings incidental to its business. Litigation is uncertain, and the outcome of individual cases is not predictable with any assurance. The Company has established loss provisions only for matters in which losses are probable and can be reasonably estimated. Some of the matters pending against the Company involve potential compensatory, punitive or treble damage claims, or sanctions, that if granted, could require the Company to pay damages or make other expenditures in amounts that could have a material adverse effect on the Company’s financial position or results of operations. At this time management has not reached a determination that any of the matters listed above or the Company’s other litigation are expected to result in liabilities that will have a material adverse effect on the Company’s financial position or results of operations.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(14)	Management Restructuring and Post-Employment Compensation

On November 7, 2002, the Company entered into various management restructuring agreements with Dr. Yuen and Ms. Leung (the “Former Executives”). Dr. Yuen resigned as Chief Executive Officer, and Ms. Leung as Co-President, Co-Chief Operating Officer and Chief Financial Officer, and both became non-executive officers of a new wholly owned international-focused business unit. The Former Executives terminated their existing employment agreements and replaced them with new five- and three-year employment agreements, respectively, which provide for annual salaries totaling $2.5 million and certain other benefits. Under Dr. Yuen’s new employment agreement, Dr. Yuen assigned to the Company all intellectual property related to the business of the Company that he previously developed. Under the restructuring agreements, Dr. Yuen had the contractual right to serve as a non-executive chairman of the Board of Directors during the term of his employment agreement. Ms. Leung agreed to resign as a non-executive member of the Board of Directors effective as of the end of her term, which expired in May 2003. In addition, Dr. Yuen entered into a Patent Rights Agreement granting the Company the option to acquire certain inventions of Dr. Yuen and requiring certain payments by the Company and other obligations more fully described below. When Dr. Yuen was terminated on April 18, 2003, under the terms of the restructuring agreement, Dr. Yuen lost his right to receive 200,000 options that would have been granted in November 2003 under the Patent Rights Agreement.

In connection with the management restructuring agreements, the Former Executives:

(i)	Consented to the Company’s cancellation of 20.2 million stock options, which represented all options granted to the Former Executives after March 1998 through the date of the management restructuring. In accordance with their 1998 employment agreements, their remaining 32.2 million options vested in full and became exercisable for their full remaining term. In 1998 a new measurement date occurred and no additional compensation expense was required for the vesting modification. Compensation expense is recognized only to the extent the individuals actually benefit from this modification and that amount would be charged as compensation expense over the remaining vesting period. The Company determined that the Former Executives will benefit from the extension of the post-employment exercise period fully when the Company terminated the Former Executives’ employment for cause on April 18, 2003, as more fully described below. Stock compensation related to this extension modification of $33.7 million was recognized during the year ended December 31, 2003. (See Note 9.)

(ii)	Were entitled to an issuance of 7.9 million shares of restricted stock. The aggregate market value of the restricted stock was $31.2 million and consistent with the Company’s past policy is recorded as unearned compensation and charged to expense using the accelerated method over the vesting period. Stock compensation expense related to this award of $2.9 million was recognized during the year ended December 31, 2002. This previously recorded expense was reversed in 2003, since the Former Executives’ employment was terminated in April 2003 and the restricted stock will not be issued.

(iii)	Were to be paid an aggregate termination fee of $29.4 million and accrued and unpaid salary, bonus and vacation totaling $8.2 million, of which $0.5 million was paid out through December 31, 2002. The Company deposited $37.1 million into a segregated interest bearing account (identified as restricted cash on the consolidated balance sheet) equal to the sum of the termination fee, unpaid salaries, bonuses and vacation. Pursuant to a court order, these funds totaling $38.0 million at December 31, 2004 will remain the property of the Company and the Company is prohibited from disbursing any portion of these funds to the Former Executives, absent further court order.

On April 18, 2003, the Company terminated the employment of Dr. Yuen and Ms. Leung for cause in accordance with the terms of each of their employment agreements. On May 30, 2003, Dr. Yuen and Ms. Leung commenced arbitration proceedings against the Company to contest their April 18, 2003 terminations for cause. If an arbitration panel concurs that each of them was properly terminated for cause, the Company is not obligated to make any awards of stock options, restricted stock or stock units contemplated by each of their respective employment and termination agreements. The cash payments and accelerated vesting of stock options set forth in their respective termination agreements are not directly affected by the Company’s determination to terminate their employment for cause under their respective employment agreements; however, the Company is disputing any obligation to make such payments or accelerate such vesting under a variety of legal theories in the arbitration proceedings.

The Company has continued to pay salary and benefits to Dr. Yuen and Ms. Leung during the post-employment period at pay rates in effect prior to their termination on April 18, 2003. In accordance with the terms of each former executive’s respective employment agreements, the Company is obligated to pay such amounts until an arbitration panel concurs that each of them was properly terminated. Such payments totaled approximately $2.8 million for the year ended December 31, 2004

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(14)	Management Restructuring and Post-Employment Compensation (continued)

and $2.1 million for the period from the termination date through December 31, 2003, and are included in operating expenses in the consolidated statements of operations.

Pursuant to the terms of the Patent Rights Agreement, the Company has the option to acquire certain of Dr. Yuen’s inventions during the period commencing on April 18, 2003 and ending on November 7, 2009. The Company may, in its sole discretion, terminate the agreement on April 18, 2006. The Company agreed to grant Dr. Yuen a license to use any acquired inventions outside of certain specified fields of use and Dr. Yuen agreed not to compete with the Company within the fields of interactive program guides and interactive television. Subject to applicable terms and conditions, the agreement provides for (i) annual compensation of $250,000, (ii) an acquisition fee of $250,000 for each acquired invention, (iii) a 2% royalty on net sales generated during the term of the Patent Rights Agreement from the sale of specified products and services with a guaranteed minimum of $1.25 million and a maximum of $2.75 million annually, with the minimum and maximum subject to annual adjustment for increases in the Consumer Price Index for Los Angeles, California, and (iv) 200,000 stock options per year to be granted each November at the market price on the date of grant during the term of this agreement. As a result of the termination of Dr. Yuen’s employment on April 18, 2003, and the resulting commencement of the effective term of the Patent Rights Agreement, the Company recognized a compensation charge and royalty fee totaling $3.0 million and $2.1 million for the years ended December 31, 2004 and 2003, respectively. These costs are included in operating expenses in the consolidated statements of operations. Under the terms of the restructuring agreements, the Company will not be obligated to issue any stock options under the agreement as a result of the forfeiture of Dr. Yuen’s right to receive such options.

(15)	Related Party Transactions and Other Significant Relationships

As of December 31, 2004, News Corporation beneficially owns approximately 41% of the Company’s outstanding common stock and four of the Company’s directors are also officers of News Corporation.

The Company charged entities controlled by News Corporation $15.3 million, $12.3 million and $15.3 million for advertising and other services during the years ended December 31, 2004, 2003 and 2002, respectively. During those same periods, the Company acquired programming from News Corporation-controlled entities of $1.1 million, $2.3 million and $3.7 million for the years ended December 31, 2004, 2003 and 2002, respectively. The Company also purchased broadcast advertising from a News Corporation-controlled entity in the amount of $1.4 million during the year ended December 31, 2003. No such purchases occurred during 2004.

The Company also provides advertising and other services to a third party that is the beneficiary of a media services commitment from News Corporation. News Corporation pays the Company for the services provided to the third party, and accordingly reduces News Corporation’s obligation to this third party. The Company charged News Corporation $4.4 million and $3.2 million for the years ended December 31, 2004 and 2003, respectively. No such services were provided for the year ended December 31, 2002.

The Company reimburses News Corporation for facilities and other general and administrative costs incurred on the Company’s behalf. Expenses associated with these costs approximated $4.3 million, $4.3 million and $4.1 million for the years ended December 31, 2004, 2003 and 2002, respectively.

News Corporation also provided the Company with the services of various News Corporation personnel from October 2002 through June 2003, and for the month of December 2004, including the Company’s current chairman of the board of directors and former acting chief financial officer. Expenses associated with these services were less than $0.1 million for the year ended December 31, 2004, and approximated $0.6 million and $0.4 million for the years ended December 31, 2003 and 2002, respectively. For each of the years ended December 31, 2003 and 2002, the Company also purchased catalog inventory and eBook content from News Corporation-controlled entities totaling $0.1 million, respectively. No comparable purchases occurred during 2004.

During 2004, the Company entered into a long-term capital sublease of $13.8 million with a News Corporation-controlled entity for a transponder to be used in its Cable and Satellite operations. At December 31, 2004, the current and long-term portions of this capital lease obligation were $0.5 million and $13.3 million, respectively. During 2004, the Company made

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(15)	Related Party Transactions and Other Significant Relationships (continued)

payments of $0.6 million, including $0.1 million as a prepayment of the final month’s rent. Related amortization and interest expense for 2004 under this capital sublease was $0.7 million.

The Company transmits interactive program guide data in the vertical blanking interval of television broadcast stations owned and operated by an affiliate of News Corporation. In exchange, the affiliate’s stations are entitled to a preferred position on the IPG in their designated market areas. In addition, the Company purchases paper through a paper procurement arrangement with News Corporation at negotiated prices with paper suppliers based on the combined paper requirements of the two organizations.

As of December 31, 2004 and December 31, 2003, the Company had receivables due from News Corporation-controlled entities totaling $2.7 million and $1.8 million, respectively, and payables due to News Corporation-controlled entities totaling $0.1 million and $0.3 million, respectively.

The Company has included in the amounts discussed above transactions with News Corporation and all known entities in which News Corporation has an interest greater than 50%. In addition, the Company has transactions with entities in which News Corporation owns, directly or indirectly, 50% or less.

The Company, through its wholly owned subsidiary, TV Guide On Screen, Inc. leases approximately 25,941 square feet of office space from CMT Realty Partnership, a privately held real estate partnership. The two sons of Douglas Macrae, an executive officer of the Company, through the 1993 DBM Descendants Trust (“DBM Trust”), own a 45% interest in CMT Realty Partnership. Rent expense recognized under this lease totaled $0.6 million for the year ended December 31, 2004, and $0.4 million for each of the years ended December 31, 2003 and 2002, respectively. DBM Trust may receive distributions from CMT Realty Partnership, which include profits from the lease arrangement with the Company.

(16)	Segment and Geographical Information

Effective January 1, 2003, the Company restructured its businesses into four groups that also represent its reportable business segments. The segments are organized along three industry lines, in addition to a segment comprising certain corporate functions and related expenses.

The Publishing Segment consists of the Company’s publishing and web site units including TV Guide magazine, TV Guide Online and the SkyMall catalog business. The Publishing Segment also includes TV Guide Data Solutions, a data collection and distribution business that gathers and distributes program listings and channel lineups.

The Cable and Satellite Segment offers technologies, products, and services to consumers and service providers in the cable and satellite industry. The business units in this Segment include TV Guide Channel, TV Guide Interactive, TVG Network, and other smaller related businesses. As described in Note 2, the SNG Businesses previously reported as part of this Segment are now shown as discontinued operations in the accompanying consolidated statements of operations.

The CE Licensing Segment is responsible for the licensing of the Company’s proprietary technologies and intellectual property to the CE manufacturing industry and interactive television software providers, and recognizes advertising revenues related to IPGs incorporated in CE devices. The CE Licensing Segment licenses video recording technology currently marketed under the VCR Plus+ brand in North America and under other brands in Europe and Asia, and IPGs marketed under the TV Guide On Screen brand in North America, under the G-GUIDE brand in Asia and under the GUIDE Plus+ brand in Europe. This Segment also has licensed certain IPG patents to manufacturers of set-top boxes for the DBS industry and continues to license certain IPG patents to interactive television software providers and program listings providers in the online, personal computer and other non-television businesses. As a result of an agreement with DirecTV that became effective January 1, 2004, the Company no longer collects one-time license fees from manufacturers of DirecTV’s set-top boxes, but instead is paid by DirecTV on a recurring revenue model based initially on new subscribers. Revenues earned from DirecTV are recognized by the Cable and Satellite Segment. In addition, the CE Licensing Segment incurs costs associated with patent prosecution and litigation related to the enforcement or defense of patent claims.

The Corporate Segment comprises various centralized functions, including corporate management, corporate legal, corporate finance and other functions, and related costs such as certain litigation and insurance costs.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(16)	Segment and Geographical Information (continued)

The Company’s reportable industry segments are strategic business units that offer distinct products and services and compete in distinct industries. The Company’s chief operating decision maker uses an adjusted EBITDA (as defined below) measurement to evaluate the performance of, and allocate resources to, the industry segments. Intersegment revenues and expenses have been eliminated from segment financial information as transactions between reportable segments are excluded from the measure of segment profit and loss when reviewed by the Company’s chief operating decision maker. Balance sheets of the reportable segments are not used by the chief operating decision maker to allocate resources or assess performance of the businesses.

Cable and Satellite Segment information for 2003 and 2002 has been restated to reflect only the results of businesses that are part of the Company’s continuing operations. Certain prior period amounts, including the results of discontinued operations, have been reclassified to conform to the current presentation.

Segment information for the years ended December 31, 2004, 2003 and 2002 is as follows (in thousands):

	Year ended December 31,
	2004	2003	2002
Publishing Segment:
Revenues	$383,811	$423,567	$474,098
Operating expenses, exclusive of lease settlement (1)	380,216	415,619	430,991
Lease settlement	(10,088)	—	16,225

Adjusted EBITDA(2)	13,683	7,948	26,882

Cable and Satellite Segment:
Revenues	230,948	161,776	154,191
Operating expenses(1)	133,040	121,657	101,846

Adjusted EBITDA(2)	97,908	40,119	52,345

CE Licensing Segment:
Revenues	117,541	109,767	116,146
Operating expenses(1)	74,941	69,911	85,408

Adjusted EBITDA(2)	42,600	39,856	30,738

Corporate Segment:
Operating expenses(1)	78,870	169,257	104,026

Adjusted EBITDA(2)	(78,870)	(169,257)	(104,026)

Consolidated
Revenues	732,300	695,110	744,435
Operating expenses, exclusive of lease settlement (1)	667,067	776,444	722,271
Lease settlement	(10,088)	—	16,225

Adjusted EBITDA(2)	75,321	(81,334)	5,939

Stock compensation	(437)	(33,551)	(23,965)
Depreciation and amortization	(40,548)	(133,577)	(315,695)
Impairment of intangible assets	(131,637)	(391,003)	(2,419,933)

Operating loss	(97,301)	(639,465)	(2,753,654)
Interest income (expense), net	5,705	(4,240)	(3,224)
Other income (expense), net	14,722	3,842	(101,966)

Loss from continuing operations before income taxes and cumulative effect of accounting change	$(76,874)	$(639,863)	$(2,858,844)

(1)	Operating expenses means operating expenses, excluding stock compensation, depreciation and amortization, and impairment of intangible assets.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(2)	Adjusted EBITDA is defined as operating loss, excluding stock compensation, depreciation and amortization and impairment of intangible assets. The Company believes adjusted EBITDA to be relevant and useful information as adjusted EBITDA is the primary measure used by our chief operating decision maker to evaluate performance of and make decisions about resource allocation to the industry segments.

The following table presents revenues earned from customers located in the United States and in foreign countries. Long-lived assets are grouped by their physical location (in thousands):

	Year ended December 31,
	2004	2003	2002
Revenues:
United States	$666,611	$637,052	$668,268
Foreign	65,689	58,058	76,167

Total	$732,300	$695,110	$744,435

	December 31,
	2004	2003
Long-lived assets:
United States	$571,339	$867,173
Foreign	2,307	1,601

Total	$573,646	$868,774

No single customer or country other than the United States accounted for more than 10% of total revenues for the years ended December 31, 2004, 2003 and 2002.

(17)	Quarterly Information (unaudited)

	Quarter ended
	March 31,	June 30,	September 30,	December 31,
	(in thousands, except per share data)
2004
Revenues (1)	$193,179	$178,543	$174,004	$186,574
(Loss) income from continuing operations (2).	(13,442)	41,196	(98,343)	1,640
(Loss) income from discontinued operations, net of tax	(26,334)	808	14	—
Net (loss) income	(39,776)	42,004	(98,329)	1,640
Basic and diluted (loss) income per share from continuing operations	$(0.03)	$0.10	$(0.23)	$0.00

	Quarter ended
	March 31,	June 30,	September 30,	December 31,
	(in thousands, except per share data)
2003
Revenues (3)	$176,051	$179,368	$163,391	$176,300
Loss from continuing operations (4)	(51,356)	(27,946)	(22,209)	(475,468)
(Loss) income from discontinued operations, net of tax	5,994	5,412	4,072	(15,897)
Net loss	(45,362)	(22,534)	(18,137)	(491,365)
Basic and diluted loss per share from continuing operations	$(0.13)	$(0.07)	$(0.05)	$(1.14)

(1)	The Company reclassified $2.0 million, $0.6 million and $1.1 million from expenses to revenues for the quarters ended March 31, June 30 and September 30, respectively, relating to certain consideration given by the Company to a customer.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

(2)	The Company recorded income tax expense of $39.5 million or 151.5% of income from continuing operations for the quarter ended March 31, 2004. The Company’s effective tax rate was negatively impacted by a valuation allowance recorded against a deferred tax asset created upon completion of multi-year patent license and distribution agreements with Echostar and Comcast (See Note 2). The Company also recorded $19.4 million in revenue from one-time settlements that relate to prior service periods in the quarter ended March 31, 2004. On May 6, 2004 the Internal Revenue Service published Revenue Procedure 2004-34, effective for taxable years ending on or after May 6, 2004. Revenue Procedure 2004-34 significantly reduced the anticipated deferred tax asset associated with the EchoStar and Comcast agreements. As a result, the Company recorded an income tax benefit of $23.3 million for the quarter ended June 30, 2004, to lower its effective tax rate to 36.9% for the six months ended June 30, 2004. The Company also recorded a $10.1 million reduction in expenses relating to the settlement of a lease in the quarter ended June 30, 2004 (See Note 2). The Company recorded impairment charges to goodwill and indefinite-lived intangible assets totaling $131.6 million in the quarter ended September 30, 2004.

(3)	The Company reclassified $2.4 million, $1.2 million, $1.7 million and $1.1 million from expenses to revenues for the quarters ended March 31, June 30, September 30 and December 31, respectively, relating to certain consideration given by the Company to a customer.

(4)	The Company completed its annual goodwill impairment test as of October 31, 2003 for all of its reporting units and recorded impairment charges to goodwill and indefinite-lived intangible assets totaling $391.0 million in the quarter ended December 31, 2003. The Company reached an agreement to settle the Consolidated Shareholder Class Action lawsuits pending in the U.S. District Court for the Central District of California and recorded a pre-tax charge of $67.5 million in the fourth quarter of 2003. The Company also recorded $8.7 million related to other matters in the fourth quarter of 2003.

EXHIBIT INDEX

Number	Description
3.1	Restated Certificate of Incorporation of News Corporation.[1]

3.2	Amended and Restated By-Laws of News Corporation.[2]

4.1	Specimen Certificate for Shares of Class A Common Stock of News Corporation.[3]

4.2	Specimen Certificate for Shares of Class B Common Stock of News Corporation.[4]

4.3	Indenture, dated as of February 28, 2001, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the Liquid Yield Option™ Notes due February 28, 2021.[5]

4.4	First Supplemental Indenture, dated as of June 27, 2003, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the Liquid Yield Option™ Notes due February 28, 2021.[6]

4.5	Second Supplemental Indenture, dated as of November 12, 2004, by and among News America Incorporated, News Corporation, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the Liquid Yield Option™ Notes due February 28, 2021.[7]

4.6	Indenture, dated as of January 28, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[8]

4.7	First Supplemental Indenture, dated as of March 24, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[9]

4.8	Second Supplemental Indenture, dated as of April 8, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[10]

4.9	Third Supplemental Indenture, dated as of May 20, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[11]

4.10	Fourth Supplemental Indenture, dated as of May 28, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[12]

4.11	Fifth Supplemental Indenture, dated July 21, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[13]

4.12	Form of Sixth Supplemental Indenture, dated as of January 25, 1994, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[14]

4.13	Form of Seventh Supplemental Indenture, dated as of February 4, 1994, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[15]

4.14	Form of Eighth Supplemental Indenture, dated as of May 12, 1994, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[16]

4.15	Form of Ninth Supplemental Indenture, dated as of August 1, 1995, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[17]

4.16	Form of Tenth Supplemental Indenture, dated as of March 2, 2000, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[18]

4.17	Form of Eleventh Supplemental Indenture, dated as of February 14, 2001, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[19]

4.18	Twelfth Supplemental Indenture, dated as of June 27, 2003, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[20]

4.19	Thirteenth Supplemental Indenture, dated as of November 12, 2004, by and among News America Incorporated, News Corporation, The News Corporation Limited, the other Guarantors named therein and U.S. Bank National Association (as successor to State Street Bank and Trust Company and The First National Bank of Boston), as Trustee, with respect to senior debt securities.[21]

4.20	Amended and Restated Indenture, dated as of March 24, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[22]

4.21	First Supplemental Indenture, dated as of May 20, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[23]

4.22	Second Supplemental Indenture, dated as of May 28, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[24]

4.23	Third Supplemental Indenture, dated as of July 21, 1993, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[25]

4.24	Fourth Supplemental Indenture, dated as of October 20, 1995, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[26]

4.25	Fifth Supplemental Indenture, dated as of January 8, 1998, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[27]

4.26	Sixth Supplemental Indenture, dated as of March 1, 1999, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[28]

4.27	Seventh Supplemental Indenture, dated as of February 14, 2001, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[29]

4.28	Eighth Supplemental Indenture, dated as of June 27, 2003, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[30]

4.29	Ninth Supplemental Indenture, dated as of November 12, 2004, by and among News America Incorporated, News Corporation, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to senior debt securities.[31]

4.30	Indenture, dated as of November 12, 1996, by and among News America Incorporated (formerly News America Holdings Incorporated), The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the 5% Subordinated Discount Debentures due 2016.[32]

4.31	First Supplemental Indenture, dated as of March 2, 2000, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the 5% Subordinated Discount Debentures due 2016.[33]

4.32	Second Supplemental Indenture, dated as of February 14, 2001, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the 5% Subordinated Discount Debentures due 2016.[34]

4.33	Third Supplemental Indenture, dated as of June 27, 2003, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the 5% Subordinated Discount Debentures due 2016.[35]

4.34	Fourth Supplemental Indenture, dated as of November 12, 2004, by and among News America Incorporated, News Corporation, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the 5% Subordinated Discount Debentures due 2016.[36]

4.35	Indenture, dated as of March 21, 2003, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the Beneficial Unsecured exChangeable Securities.[37]

4.36	First Supplemental Indenture, dated as of June 27, 2003, by and among News America Incorporated, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the Beneficial Unsecured exChangeable Securities.[38]

4.37	Second Supplemental Indenture, dated as of November 12, 2004, by and among News America Incorporated, News Corporation, The News Corporation Limited, the other Guarantors named therein and The Bank of New York, as Trustee, with respect to the Beneficial Unsecured exChangeable Securities.[39]

4.38	Rights Agreement, by and between News Corporation, Inc. and Computershare Investor Services, LLC, as Rights Agent, dated as of November 8, 2004.[40]

4.39	Amendment No. 1 to Rights Agreement, by and between News Corporation and Computershare Investor Services, LLC[41]

10.1	Five Year Credit Agreement, dated as of June 27, 2003, among News America Incorporated, various guarantors, various lenders, agents and banks.[42]

10.2	Letter Amendment No. 1 to Five Year Credit Agreement, dated as of August 13, 2003, among News America Incorporated, various guarantors, various lenders, agents and banks. [43]

10.3	Letter Amendment No. 2 to Five Year Credit Agreement, dated as of August 30, 2004, among News America Incorporated, various guarantors, various lenders, agents and banks.[44]

10.4	Stock Purchase Agreement, dated as of April 9, 2003, by and among The News Corporation Limited, Hughes Electronics Corporation and General Motors Corporation.[45]

10.5	Amendment No. 1 to the Stock Purchase Agreement, dated as of April 25, 2003, by and among The News Corporation Limited, Hughes Electronics and General Motors Corporation.[46]

10.6	Amendment No. 2 to the Stock Purchase Agreement, dated as of August 20, 2003, by and among The News Corporation Limited, Hughes Electronics Corporation and General Motors Corporation.[47]

10.7	Agreement and Plan of Merger, dated as of April 9, 2003, by and among Hughes Electronics Corporation, The News Corporation Limited and GMH Merger Sub, Inc.[48]

10.8	Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 16, 2003, by and among Hughes Electronics Corporation, The News Corporation Limited and GMH Merger Sub, Inc.[49]

10.9	Employee Matters Agreement, dated as of April 9, 2003, by and between Hughes Electronics Corporation and The News Corporation Limited.[50]

10.10	Registration Rights Agreement, dated as of April 9, 2003, by and between General Motors and News Corporation.[51]

10.11	Amended and Restated Employment Agreement, dated as of August 1, 2004, by and between News America Incorporated and Peter Chernin.[52]

10.12	News Corporation 2004 Stock Option Plan.[53]

10.13	News Corporation 2004 Replacement Stock Option Plan.[54]

10.14	Master Assignment, Assumption and Indemnity Agreement, dated as of September 13, 2004, by and between The News Corporation Limited, Carlholt Pty. Ltd. and News Corporation, Inc.[55]

21	List of Subsidiaries.[56]

23.1	Consent of Ernst & Young LLP regarding News Corporation.[57]

23.2	Consent of Ernst & Young LLP regarding Fox Entertainment Group, Inc.[58]

23.3	Consent of Ernst & Young LLP regarding Gemstar–TV Guide International, Inc.*

31.1	Certification of the Chairman and Chief Executive Officer.*

31.2	Certification of the Chief Financial Officer.*

32.1	Certification of the Chairman and Chief Executive Officer.*

32.2	Certification of the Chief Financial Officer.*

*	Filed herewith.
[1]	Incorporated by reference to Exhibit 3.1 to Exhibit 99.1 to the Report of News Corporation on Form 8-K File No. 000-51022 filed with the Securities and Exchange Commission on November 24, 2004.
[2]	Incorporated by reference to Exhibit 3.4 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 12, 2004.
[3]	Incorporated by reference to Exhibit 4.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 12, 2004.
[4]	Incorporated by reference to Exhibit 4.2 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 12, 2004.
[5]	Incorporated by reference to Exhibit 4.1 to the Registration Statement of The News Corporation Limited on Form F-3 (Registration No. 333-13556) filed with the Securities and Exchange Commission on May 25, 2001.
[6]	Incorporated by reference to Exhibit 4.29 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003.
[7]	Incorporated by reference to Exhibit 4.5 to Exhibit 99.1 to the Report of News Corporation on Form 8-K File No. 000-51022 filed with the Securities and Exchange Commission on November 24, 2004.

[8]	Incorporated by reference to Exhibit 2 to the Report of The News Corporation Limited on Form 6-K (File No.1-9141) filed with the Securities and Exchange Commission dated January 28, 1993.
[9]	Incorporated by reference to Exhibit 2 to the Report of The News Corporation Limited on Form 6-K (File No.1-9141) filed with the Securities and Exchange Commission dated April 26, 1993.
[10]	Incorporated by reference to Exhibit 3 to the Report of The News Corporation Limited on Form 6-K (File No.1-9141) filed with the Securities and Exchange Commission dated April 26, 1993.
[11]	Incorporated by reference to Exhibit 4.7 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-63604) and Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 of News America Holdings Incorporated (Registration No. 33-59688) filed with the Securities and Exchange Commission on May 28, 1993.
[12]	Incorporated by reference to Exhibit 4.8 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-63604) and Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 of News America Holdings Incorporated (Registration No. 33-59688) filed with the Securities and Exchange Commission on May 28, 1993.
[13]	Incorporated by reference to Exhibit 4.6 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-74574) filed with the Securities and Exchange Commission on January 28, 1994.
[14]	Incorporated by reference to Exhibit 4.7 to Amendment No. 1 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-74574) filed with the Securities and Exchange Commission on February 4, 1994.
[15]	Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-79334) filed with the Securities and Exchange Commission on June 14, 1994.
[16]	Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-79334) filed with the Securities and Exchange Commission on June 14, 1994.
[17]	Incorporated by reference to Exhibit 4.10 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-94868) filed with the Securities and Exchange Commission on July 24, 1995.
[18]	Incorporated by reference to Exhibit 10.12 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission on September 28, 2001.
[19]	Incorporated by reference to Exhibit 10.13 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission on September 28, 2001.
[20]	Incorporated by reference to Exhibit 4.14 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003.
[21]	Incorporated by reference to Exhibit 4.19 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[22]	Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-59688) filed with the Securities and Exchange Commission on March 24, 1993.
[23]	Incorporated by reference to Exhibit 4.2 to the Registration Statement of The News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-63604) and Post-Effective Amendment No. 1 to the Registration Statement of News America Holdings Incorporated on Form F-3 (Registration No. 33-59688) filed with the Securities and Exchange Commission on May 28, 1993.
[24]	Incorporated by reference to Exhibit 4.3 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-63604) and Post-Effective Amendment No. 1 to the Registration Statement of News America Holdings Incorporated on Form F-3 (Registration No. 33-59688) filed with the Securities and Exchange Commission on May 28, 1993.
[25]	Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-98238) filed with the Securities and Exchange Commission on October 23, 1995.
[26]	Incorporated by reference to Exhibit 4.15 to Amendment No. 1 to the Registration Statement of News America Holdings Incorporated (currently News America Incorporated) on Form F-3 (Registration No. 33-98238) filed with the Securities and Exchange Commission on October 23, 1995.
[27]	Incorporated by reference to Exhibit 4.6 to the Registration Statement of News America Incorporated on Form F-4 (Registration No. 333-8744) filed with the Securities and Exchange Commission on May 12, 1998.

[28]	Incorporated by reference to Exhibit 10.20 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission on September 28, 2001.
[29]	Incorporated by reference to Exhibit 10.21 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission on September 28, 2001.
[30]	Incorporated by reference to Exhibit 4.23 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003.
[31]	Incorporated by reference to Exhibit 4.29 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[32]	Incorporated by reference to Exhibit 4(i) to the Registration Statement of The News Corporation Limited on Form F-3 (Registration No. 333-6896) filed with the Securities and Exchange Commission on May 9, 1997.
[33]	Incorporated by reference to Exhibit 2.39 to the Annual Report of The News Corporation Limited on Form 20-F (File No. 1-9141) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2001.
[34]	Incorporated by reference to Exhibit 2.40 to the Annual Report of The News Corporation Limited on Form 20-F (File No. 1-9141) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2001.
[35]	Incorporated by reference to Exhibit 4.27 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003.
[36]	Incorporated by reference to Exhibit 4.34 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[37]	Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form F-3/S-3 of News America Incorporated (Registration No. 333-106837) filed with the Securities and Exchange Commission on August 19, 2003.
[38]	Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form F-3/S-3 of News America Incorporated (Registration No. 333-106837) filed with the Securities and Exchange Commission on August 19, 2003.
[39]	Incorporated by reference to Exhibit 4.37 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[40]	Incorporated by reference to Exhibit B to Report on Form 6-K (File No. 1-09141) filed with the Securities and Exchange Commission on November 8, 2004.
[41]	Incorporated by reference to Exhibit 4.39 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[42]	Incorporated by reference to Exhibit 10.1 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003.
[43]	Incorporated by reference to Exhibit 10.2 to the Annual Report of Fox Entertainment Group, Inc. on Form 10-K (File No. 1-14595) filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2003.
[44]	Incorporated by reference to Exhibit 10.3 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[45]	Incorporated by reference to Exhibit 99.A to the Current Report on Form 6-K of The News Corporation Limited (File No. 1-9141) filed with the Securities and Exchange Commission on April 14, 2003.
[46]	Incorporated by reference to Exhibit 2.2 to the Registration Statement of The News Corporation Limited on Form F-4 (File No. 333-105853) filed with the Securities and Exchange Commission on June 5, 2003.
[47]	Incorporated by reference to Exhibit 2.7 to Amendment No. 2 to the Registration Statement of The News Corporation Limited on Form F-4 (Registration Statement No. 333-105853) filed with the Securities and Exchange Commission on August 21, 2003.
[48]	Incorporated by reference to Exhibit 99.B to the Current Report on Form 6-K of The News Corporation Limited (File No. 1-9141) filed with the Securities and Exchange Commission on April 14, 2003.
[49]	Incorporated by reference to Exhibit 2.5 to Amendment No. 1 to the Registration Statement of The News Corporation Limited on Form F-4 (Registration No. 333-105853) filed with the Securities and Exchange Commission on July 24, 2003.
[50]	Incorporated by reference to Exhibit 99.5 to the Registration Statement of The News Corporation Limited on Form F-4 (Registration No. 333-105853) filed with the Securities and Exchange Commission on June 5, 2003.
[51]	Incorporated by reference to Exhibit 99.6 to the Registration Statement of The News Corporation Limited on Form F-4 (Registration No. 333-105853) filed with the Securities and Exchange Commission on June 5, 2003.
[52]	Incorporated by reference to Exhibit 10.11 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[53]	Incorporated by reference to Exhibit 10.12 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.

[54]	Incorporated by reference to Exhibit 10.13 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[55]	Incorporated by reference to Exhibit 10.14 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[56]	Incorporated by reference to Exhibit 21 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[57]	Incorporated by reference to Exhibit 23.1 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.
[58]	Incorporated by reference to Exhibit 23.2 to Exhibit 99.1 to the Report of News Corporation on Form 8-K (File No. 000-51022) filed with the Securities and Exchange Commission on November 24, 2004.

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-120775, Form S-4 Nos. 333-122855, 333-121925 and Form S-8 Nos. 333-120777, 333-120778, 333-112428, 333-51434 and 333-51434) of News Corporation and subsidiaries of our report dated February 17, 2005, with respect to the consolidated financial statements of Gemstar-TV Guide International, Inc., Gemstar-TV Guide International, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gemstar-TV Guide International, Inc., included in this Current Report on Form 8-K/A filed on March 4, 2005.

/s/ Ernst & Young LLP

Los Angeles, California

March 3, 2005

Exhibit 31.1

CERTIFICATION AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, K. Rupert Murdoch, Chairman and Chief Executive Officer of News Corporation, certify that:

I have reviewed this report on Form 8-K/A of News Corporation;

1. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

2. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

3. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

4. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ K. Rupert Murdoch
K. Rupert Murdoch
Chairman and Chief Executive Officer
March 4, 2005

Exhibit 31.2

CERTIFICATION AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David F. DeVoe, Chief Financial Officer of News Corporation, certify that:

I have reviewed this report on Form 8-K/A of News Corporation;

1. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

2. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

3. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

4. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ David F. DeVoe
David F. DeVoe
Chief Financial Officer
March 4, 2005

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Current Report of News Corporation (“News Corp”) on Form 8-K/A, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, K. Rupert Murdoch, Chairman and Chief Executive Officer of News Corp, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of News Corp.

/s/ K. Rupert Murdoch
K. Rupert Murdoch
Chairman and Chief Executive Officer
March 4, 2005

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Current Report of News Corporation (“News Corp”) on Form 8-K/A, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David F. DeVoe, Chief Financial Officer of News Corp, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of News Corp.

/s/ David F. DeVoe
David F. DeVoe
Chief Financial Officer
March 4, 2005